DLA PIPER
LOAN NO. OWL-120817-01

LOAN AGREEMENT
Dated as of November 15, 2012
Between
RUDGATE CLINTON SPE, LLC, RUDGATE CLINTON ESTATES SPE, LLC, and RUDGATE VILLAGE SPE, LLC
as Borrower
and
LADDER CAPITAL FINANCE LLC,
as Lender

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v

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SCHEDULES
Schedule I    -    Definitions
Schedule II    -    Rent Roll
Schedule III    -    Single Purpose Provisions
Schedule IV    -    Organizational Chart
Schedule V    -    Required Repairs
Schedule VI    -    Secondary Market Transaction Information
Schedule VII    -    Litigation
Schedule VIII -    O&M Program
Schedule IX -        Approved Capital Expenditures

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of November 14, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between LADDER CAPITAL FINANCE LLC, a Delaware limited liability company, having an address at 345 Park Avenue, 8th Floor, New York, New York 10154 (together with its successors and assigns, collectively, “Lender”) and RUDGATE VILLAGE SPE, LLC, a Delaware limited liability company, RUDGATE CLINTON SPE, LLC, a Delaware limited liability company, and RUDGATE CLINTON ESTATES SPE, LLC, a Delaware limited liability company, each having an address at 201 W. Big Beaver Road, Suite 1050, Troy, Michigan 48084 (together with their permitted successors and assigns, collectively, “Borrower”).
W I T N E S S E T H :
WHEREAS, Borrower desires to obtain the Loan from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of the Loan Documents.
NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
ARTICLE 1:    DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions.
For all purposes of this Agreement, except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the respective meanings set forth on Schedule I attached hereto.
Section 1.2    Principles of Construction.
All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2:    THE LOAN
Section 2.1    The Loan.
2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2    The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith in the stated principal amount of FORTY FIVE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($45,900,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.
2.1.3    Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) pay and discharge any existing loans, if any, relating to the Properties, (b) pay all past-due Taxes, insurance premiums and Other Charges, if any, in respect of the Properties, (c) make initial deposits of the Reserve Funds, (d) pay costs and expenses incurred in connection with the closing of the Loan, and (e) fund any working capital requirements of the Properties. Any excess proceeds may be used for any lawful purpose.
Section 2.2    Interest Rate.
2.2.1    Interest Rate. Subject to the further provisions of this Agreement, including, without limitation, Sections 2.2.2 and 2.2.4 hereof, the Outstanding Principal Balance shall bear interest throughout the Term at the Interest Rate.
2.2.2    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall, at Lender’s election, accrue interest at the Default Rate, calculated from the date the Default occurred which led to such Event of Default, without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.
2.2.3    Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.
2.2.4    Usury Savings. The Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by any Legal Requirements, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3    Loan Payments; Term of Loan.
2.3.1    Payments Before Stated Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through and including the next succeeding fifth (5th) day of a calendar month, whether such fifth (5th) day shall occur in the calendar month in which the Closing Date occurs or in the month immediately succeeding the month in which the Closing Date occurs (unless the Closing Date is the sixth day of a calendar month, in which case no such separate payment of interest shall be due). Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than ten (10) days later than the sixth (6th) day of each calendar month. Each interest accrual period (the “Interest Period”) thereafter shall commence on the sixth (6th) day of each calendar month during the Term and shall end on and include the fifth (5th) day of the next occurring calendar month; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the interest accrual period correspondingly. Commencing on the Monthly Payment Date occurring in December, 2012 and on each Monthly Payment Date thereafter throughout the Term, Borrower shall make a constant monthly payment of $236,677.30 to Lender (each such payment, a “Monthly Debt Service Payment”), which payments shall be applied first to accrued and unpaid interest and the balance to principal. All amounts due under this Agreement and the Note shall be payable without setoff, counterclaim or any other deduction whatsoever.
2.3.2    Payment on Maturity Date. The Loan shall mature on the Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due under the Loan Documents.
2.3.3    Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by any Legal Requirements, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents.
2.3.4    Method and Place of Payment.

(a)    Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(b)    Whenever any payment to be made under any Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
(c)    All payments required to be made by Borrower under the Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
Section 2.4    Prepayments.
2.4.1    Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Subject to Section 2.4.3 hereof, on the Open Prepayment Date, and on any Business Day thereafter, Borrower may, at its option and upon not less than thirty (30) days prior notice to Lender, prepay the Outstanding Principal Balance in whole only without payment of the Yield Maintenance Premium. Any prepayment received by Lender under this Section 2.4.1 shall be accompanied by (a) all interest which would have accrued on the principal amount prepaid through, but not including, the next occurring Monthly Payment Date (or, if such prepayment occurs on a Monthly Payment Date, through, but not including, such Monthly Payment Date), (b) all other sums due and payable under the Loan Documents, and (c) all reasonable, actual, out-of-pocket costs and expenses incurred by Lender in connection with such prepayment (including, without limitation, costs incurred to prepare release of lien documentation). In the event Borrower revokes any prepayment notice, Borrower shall pay all costs and expenses incurred or suffered by Lender in connection with such revocation.
2.4.2    Mandatory Prepayments. On the next occurring Monthly Payment Date following the date on which Lender actually receives a distribution of Net Proceeds, if Lender does not make such Net Proceeds available to Borrower for a Restoration, Borrower shall, at Lender’s option, prepay the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Any prepayment received by Lender under this Section 2.4.2 shall be (a) subject to Section 2.4.3 hereof if an Event of Default then exists and (b) accompanied by (i) all interest which would have accrued on the principal amount prepaid through, but not including, such Monthly Payment Date, (ii) all other sums due and payable under the Loan Documents, and (iii) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment. Provided that no Event of Default shall have occurred and be continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.
2.4.3    Prepayments After Default. If, after the occurrence and during the continuance of an Event of Default, prepayment of all or any part of the Debt is tendered by Borrower (which tender may be rejected by Lender to the extent permitted by applicable Legal Requirements) or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Monthly Payment Date and such prepayment shall be applied first to the Monthly Debt Service Payment due on such date and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, or portion thereof then being prepaid or satisfied, (i) an amount equal to the greater of (x) five percent (5%) of the Outstanding Principal Balance, or portion thereof then being prepaid or satisfied, and (y) the Yield Maintenance Premium on the Outstanding Principal Balance, or portion thereof then being prepaid or satisfied, as of the date such prepayment is paid to Lender, (ii) all interest which would have accrued on the principal amount prepaid through, but not including, such Monthly Payment Date, (iii) if such prepayment occurs prior to the final sale of the Loan in a Secondary Market Transaction, Hedge Losses, (iv) all other sums due and payable under the Loan Documents, and (v) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.
Section 2.5    Intentionally Omitted.
Section 2.6    Defeasance.
2.6.1    Conditions to Defeasance. Provided no Event of Default has occurred and is continuing, at any time after the earlier of the date which is (y) two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Code, for the REMIC Trust established in connection with the last Securitization involving any portion of the Loan or (z) three (3) years after the date hereof, and before the Open Prepayment Date, Borrower may cause the release of the Properties from the Lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions (collectively, a “Defeasance”):
(a)    not less than thirty (30) days prior written notice shall be given to Lender specifying a date (the “Release Date”) on which the Defeasance Collateral is to be delivered, such Release Date to occur only on a Monthly Payment Date, or if on any other date, Borrower shall pay accrued and unpaid interest through the next occurring Monthly Payment Date;
(b)    all accrued and unpaid interest and all other sums due under the Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Release Date; and
(c)    Borrower shall deliver to Lender on or prior to the Release Date:
(i)    an amount equal to that which is sufficient to purchase U.S. Obligations that provide for payments (A) on or prior to, but as close as possible to and including, all successive scheduled Monthly Payment Dates after the Release Date through the Open Prepayment Date and (B) in amounts equal to or greater than the Monthly Debt Service Payment through and including the Open Prepayment Date together with payment in full of the Outstanding Principal Balance as of the Open Prepayment Date (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;
(ii)    a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess funds received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder shall be refunded to Borrower promptly after each Monthly Payment Date;
(iii)    a certificate of Borrower certifying that all of the requirements set forth in this Section 2.6 have been satisfied;
(iv)    an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, that (A) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (B) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such defeasance;
(v)    Borrower shall deliver to Lender a Rating Agency Confirmation as to the Defeasance;
(vi)    a certificate from a firm of independent public accountants acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of Section 2.6.1(c)(i) above;
(vii)    such other certificates, documents or instruments as Lender may reasonably require; and
(viii)    In connection with the conditions set forth in Section 2.6.1(c) above, Borrower hereby appoints Lender as its agent and attorney in fact for the purpose of using the amounts delivered pursuant to Section 2.6.1(c)(i) above to purchase the Defeasance Collateral in the event Borrower does not cause such Defeasance Collateral to be purchased pursuant to the terms hereof.
2.6.2    Release of Properties. Upon compliance with the requirements of Section 2.6.1, the Properties shall be released from the Lien of each Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note and all other Obligations. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the Lien of the each Mortgage from the Properties. Borrower, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the Obligations, including payment in full of the Outstanding Principal Balance as of the Stated Maturity Date.

2.6.3    Successor Borrower. Upon the release of the Properties in accordance with Section 2.6.2, Borrower may or, at the option of Lender, shall, assign all its Obligations, together with the pledged Defeasance Collateral, to a single-purpose, bankruptcy-remote successor entity (under criteria established by the Rating Agencies) designated by Borrower and approved by Lender in its reasonable discretion. Such successor entity shall execute an assumption agreement in form and substance reasonably satisfactory to Lender pursuant to which it shall assume Borrower’s Obligations and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (a) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms and (b) pay all reasonable costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrower shall be relieved of its Obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those Obligations which are specifically intended to survive the termination, satisfaction or assignment of this Agreement or the exercise of Lender’s rights and remedies hereunder.
2.6.4    Appointment as Attorney-in-Fact. Upon the release of the Properties in accordance with Section 2.6.2, Borrower shall have no further right to prepay the Note pursuant to the other provisions of this Section 2.6 or otherwise. In connection with the conditions set forth in this Section 2.6, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrower in the event Borrower does not cause such Defeasance Collateral to be purchased pursuant to the terms hereof. Borrower shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this section.
ARTICLE 3:    REPRESENTATIONS AND WARRANTIES
Section 3.1    Borrower Representations.
Borrower represents and warrants to Lender that:

3.1.1    Organization. Each of Borrower and Sole Member is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated by the Loan Documents.
3.1.2    Proceedings. The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.1.3    No Conflicts. The execution and delivery of the Loan Documents by Borrower and the performance of its Obligations under the Loan Documents will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).
3.1.4    Litigation. Except as shown on Schedule VII, there is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened in writing against Borrower, Sole Member, Guarantors, Manager or the Properties in any court or by or before any other Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
3.1.5    Agreements. To the best of Borrower’s knowledge, Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would reasonably be expected to have a Material Adverse Effect. To the best of Borrower’s knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Properties is bound which default would cause a Material Adverse Effect.
3.1.6    Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.
3.1.7    Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Properties and good title to the personal property comprising the Properties owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, (a) to Borrower’s knowledge, materially interfere with the benefits of the security intended to be provided by the Loan Documents, (b) materially and adversely affect the value of the Properties, (c) impair the current use or operation of the Properties, or (d) impair Borrower’s ability to pay its Obligations in a timely manner. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Properties, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Properties which are or may be Liens prior to, or equal or coordinate with, the Lien of each Mortgage.
3.1.8    No Plan Assets. As of the date hereof and throughout the Term, (a) Borrower does not sponsor, is not obligated to contribute to and is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as amended by Section 3(42) of ERISA, (c) Borrower is not and will not be or constitute the assets of a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any statute, rule or regulation regulating investment of, or fiduciary obligations with respect to, governmental plans.
3.1.9    Compliance. Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would reasonably be expected to have a Material Adverse Effect. There has not been committed by Borrower or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission which is likely to give any Governmental Authority the right to cause Borrower to forfeit the Properties or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents. The Properties are used exclusively for the operation of manufactured or mobile home communities and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits; provided, however, that with respect to the Clinton Property, the Improvements must also comply with the terms and conditions contained in the Consent Judgment as disclosed by instrument recorded in Macomb County on February 23, 1995 in Liber 6582, page 268. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Properties. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Properties, which includes, without limitation, easements which are insured pursuant to the Title Insurance Policy. To the best of Borrower’s knowledge, the use being made of the Property is in conformity with all restrictions, covenants and conditions affecting the Properties.
3.1.10    Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower in respect of Borrower and the Properties (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of the Properties as of the date of such reports, and (c) have been prepared in accordance with sound accounting principles reasonably acceptable to Lender, consistently applied, throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Properties from that set forth in said financial statements.
3.1.11    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Properties or for the relocation of roadways providing access to the Properties.
3.1.12    Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively,

“Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect, and to Borrower’s knowledge, without default thereunder. The Properties have rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Properties for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Properties are located in the public right-of-way abutting the Properties or through easements insured pursuant to the Title Policy, and all such utilities are connected so as to serve the Properties without passing over other property absent a valid easement. All roads necessary for the use of the Properties for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.
3.1.13    Separate Lots. The Properties are comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Properties.
3.1.14    Taxes and Assessments. All installments of Taxes and governmental assessments due and owing in respect of the Properties and required to be paid prior to the date hereof have been paid or an escrow of funds in an amount sufficient to cover such payments has been established hereunder. Except as otherwise disclosed in the Title Commitment and except for the special assessment for sidewalk construction levied by the City of Sterling Heights, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Properties, nor are there any contemplated improvements to the Properties that, to Borrower’s knowledge, may result in such special or other assessments.
3.1.15    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
3.1.16    Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Properties. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.
3.1.17    Insurance. Borrower has obtained and has delivered to Lender original certificates evidencing all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Except as otherwise shown on Schedule VII, no claims are pending with respect to the Properties under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18    Licenses. All permits and approvals, including without limitation, certificates of occupancy, if any, required by any Governmental Authority for the use, occupancy and operation of the Properties in the manner in which the Properties are currently being used, occupied and operated have been obtained and are in full force and effect, or if so located, the flood insurance required pursuant to Section 5.1.1 hereof is in full force and effect with respect to the Properties.
3.1.19    Flood Zone. Except as identified on a Survey delivered to the Lender, none of the Improvements on the Properties are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.
3.1.20    Physical Condition. Except as set forth in (i) the physical condition report prepared by GRS Group dated August 8, 2012 with respect to the Manor Property and (ii) the physical condition report prepared by GRS Group dated August 8, 2012 with respect to the Clinton Property, copies of which have been delivered to Lender, the Properties, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no known structural or other material defects or damages in the Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
3.1.21    Boundaries. Except as shown on the Title Commitment or Survey, all of the Improvements which were included in determining the appraised value of the Properties lie wholly within the boundaries and building restriction lines of the Properties, and no improvements on adjoining properties encroach upon the Properties, and no easements or other encumbrances affecting the Properties encroach upon any of the Improvements, as to each of the clauses above, so as to affect the value or marketability of the Properties, except those which are insured against by the Title Insurance Policy.
3.1.22    Leases. Borrower represents and warrants to Lender with respect to the Leases, except as may be shown on Schedule II, that: (a) the rent roll attached hereto as Schedule II is true, complete and correct in all material respects and the Properties are not subject to any Leases other than the Leases described in Schedule II, (b) the Leases identified on Schedule II are in full force and effect, and except as otherwise shown on Schedule II, there are no defaults thereunder by either party, and Borrower has not received any notice of termination with respect to any such Leases, (c) the copies of the Leases made available to Lender are true and complete, and there are no oral agreements with respect thereto, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under each Lease has been performed as required, (f) except as shown on Schedule II, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant, (g) Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at the Properties which have not been applied (including accrued interest thereon), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements, (h) except as shown on Schedule II, each Tenant under a Major Lease is free from bankruptcy or reorganization proceedings, (i) except as set forth on Schedule II, no Tenant under any Lease (or any sublease) is an Affiliate of Borrower, Guarantors or Manager, (j) except as shown on Schedule II, no Tenant under any Lease is in default under the terms and conditions of such Lease, (k) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Properties, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing, (l) Borrower has not assigned or pledged any of the Leases, the rents thereunder or any interest therein except to Lender, other than assignments or pledges which have been terminated on or prior to the date hereof (m) except for Manager or its designee and Mezzanine Lender, no Tenant or other Person has any option, right of first refusal or offer or any other similar right to purchase all or any portion of, or interest in, the Properties, (n) no Tenant has the right to terminate its Lease prior to the expiration of the stated term thereof except, to the extent contained in the Lease, in the event of the destruction or condemnation of substantially all of the Properties, and (o) to Borrower’s knowledge, no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby.
3.1.23    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Properties to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith.
3.1.24    Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that since Borrower’s creation, as of the date hereof and until such time as the Obligations shall be paid and performed in full, Borrower has complied with, is in compliance with, and shall comply with the requirements set forth on Schedule III attached hereto.
3.1.25    Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.
3.1.26    Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and immediately following the making of the Loan, will be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower).
3.1.27    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.
3.1.28    Organizational Chart. The organizational chart attached as Schedule IV hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule IV have any ownership interest in, or right of control, directly or indirectly, in Borrower.
3.1.29    Organizational Status.
(a)    Manor Borrower’s exact legal name is: Rudgate Village SPE, LLC. Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Manor Borrower is organized is: Delaware. Manor Borrower’s Tax I.D. number is 46-1173602 and Manor Borrower’s Delaware Organizational I.D. number is 5203183.
(b)    Clinton 1 Borrower’s exact legal name is: Rudgate Clinton SPE, LLC. Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Clinton 1 Borrower is organized is: Delaware. Clinton 1 Borrower’s Tax I.D. number is 46-1173688 and Clinton 1 Borrower’s Delaware Organizational I.D. number is 5203185.
(c)    Clinton 2 Borrower’s exact legal name is: Rudgate Clinton Estates

SPE, LLC. Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Clinton 2 Borrower is organized is: Delaware. Clinton 2 Borrower’s Tax I.D. number is 46-1173886 and Clinton 2 Borrower’s Delaware Organizational I.D. number is 5203186.
3.1.30    Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
3.1.31    No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.
3.1.32    Purchase Options. Neither the Properties nor any part thereof or interest therein are subject to any purchase options, rights of first refusal or offer to purchase or other similar rights in favor of third parties, except in favor of Manager or its designee or Mezzanine Lender.
3.1.33    FIRPTA. Borrower is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.
3.1.34    Illegal Activity. No portion of the Properties have been or will be purchased with proceeds of any illegal activity.
3.1.35    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
3.1.36    Use of Properties. The Properties consist solely of manufactured or mobile home communities and related operations and are used for no other purpose. The Clinton Property contains 667 mobile home pads and the Manor Property contains 931 mobile home pads.
3.1.37    Fiscal Year. Each fiscal year of Clinton 1 Borrower commences on April 1, each fiscal year of Clinton 2 Borrower commences on January 1, and each fiscal year of Manor Borrower commences on April 1.
3.1.38    No Other Financing. Borrower has not borrowed any funds which have not heretofore been repaid in full, except for the Loan.
3.1.39    Contracts.
(a)    Borrower has not entered into, and is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

(b)    Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.
(c)    Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.
(d)    No Major Contract which will remain in effect after the date hereof, has as a party an Affiliate of Borrower.
3.1.40    Full and Accurate Disclosure; No Change in Facts. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms of the Loan Documents is true, correct and complete in all material respects. No statement of fact made by Borrower in any of the Loan Documents or in any written statement or document furnished by or on behalf of Borrower in connection with the Loan or pursuant to the Loan Documents, to the best of Borrower’s knowledge, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower regarding Borrower, Guarantors or the Properties which has not been disclosed to Lender which could have a Material Adverse Effect, other than with regard to market risk inherent in projecting future operations, and there has been no material adverse change in any condition, fact or circumstance that would make any of the information or statements of fact referenced above inaccurate, incomplete or otherwise misleading in any material respect or that otherwise could have a Material Adverse Effect.
3.1.41    Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a Material Adverse Effect. Borrower has no known contingent liabilities, other than payables in the ordinary course of business.
3.1.42    Intentionally Omitted.
3.1.43    Operating Agreements. Each Operating Agreement is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any Operating Agreement, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default under any Operating Agreement.
3.1.44    Bankruptcy Filings. No petition in bankruptcy or insolvency has ever been filed or is pending against Borrower, Sole Member, Rudgate Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in

Borrower, Sole Member or Rudgate Guarantor or are in control of Borrower, Sole Member or Rudgate Guarantor, and none of Borrower, Sole Member, Rudgate Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member or Rudgate Guarantor or are in control of Borrower, Sole Member or Rudgate Guarantor, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency laws. None of Borrower, Sole Member, Rudgate Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member or Rudgate Guarantor or are in control of Borrower, Sole Member or Rudgate Guarantor, is contemplating either the filing of a petition under any federal, state, local or foreign bankruptcy or insolvency laws or the liquidation of all or a material portion of Borrower’s, Sole Member’s or Rudgate Guarantor’s or such shareholder’s, partner’s, member’s or non-member manager’s assets or properties, and none of Borrower, Sole Member, Rudgate Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member or Rudgate Guarantor or are in control of Borrower, Sole Member or Rudgate Guarantor, has any knowledge of any Person contemplating the filing of any such petition against Borrower, Sole Member, Rudgate Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member or Rudgate Guarantor or are in control of Borrower, Sole Member or Rudgate Guarantor.
3.1.45    Ownership of Mobile Homes and Manufactured Homes. Other than the Personnel Occupied Homes, Borrower does not own any mobile homes or manufactured homes.
3.1.46    Affiliate Ownership of Manufactured Homes/Mobile Homes. An Affiliate of Borrower, Manager or an Affiliate of Manager owns 34 manufactured or mobile homes at the Clinton Property and 29 manufactured or mobile homes at the Manor Property, which amounts may change from time to time during the Term but may not exceed the Maximum Affiliate Owned Homes.
Section 3.2    Survival of Representations; Reliance.
The representations and warranties set forth in Section 3.1 shall survive until the Obligations have been paid and performed in full. All representations, warranties, covenants and agreements made in this Agreement or the other Loan Documents by Borrower or Sole Member, Guarantors or any Affiliated Manager shall be deemed to have been relied upon by Lender regardless of any investigation made by or on behalf of Lender either prior to or following the date hereof.
ARTICLE 4:    BORROWER COVENANTS
Section 4.1    Borrower Affirmative Covenants.

Borrower hereby covenants and agrees with Lender that throughout the Term:
4.1.1    Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.
4.1.2    Existence; Compliance with Legal Requirements. Each of Borrower and Sole Member shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Properties to commit any act or omission affording any Governmental Authority the right of forfeiture against the Properties or any part thereof or any monies paid in performance of Borrower’s obligations under the Loan Documents. Borrower covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents.
4.1.3    Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower need not pay directly Taxes nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.3 hereof). Borrower shall not permit or suffer, and shall promptly discharge, any Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Properties is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of Taxes or Other Charges from the Properties or such Taxes or Other Charges shall have been paid; and (f) if such Taxes or Other Charges have not been paid, Borrower shall deposit with Lender, or the applicable Governmental Authority, if required by Legal Requirements, cash or other security as may be required in the proceeding, or as may otherwise be requested by

Lender, to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon taking into account the amount held in the Tax Account. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.
4.1.4    Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Sole Member, Guarantors or Manager which might have a Material Adverse Effect.
4.1.5    Access to Properties. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given orally). Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from any of the Properties, subject to the rights of Tenants under Leases.
4.1.6    Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:
(a)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require so long as such documents do not materially increase the obligations of, or materially decrease the benefits to, Borrower, Sole Member or Guarantors; and
(b)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time so long as such acts, conveyances and assurances do not materially increase the obligations of, or materially decrease the benefits to, Borrower, Sole Member or Guarantors.
4.1.7    Financial Reporting.
(a)    Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with sound accounting principles reasonably acceptable to Lender, consistently applied, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given orally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be reasonably necessary or appropriate in the protection of Lender’s interest.

(b)    Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of Borrower’s annual financial statements prepared by Borrower in accordance with sound accounting principles reasonably acceptable to Lender, consistently applied, covering the Properties, including statements of income and expense and cash flow for Borrower and the Properties, a balance sheet for Borrower and an organizational chart of the Borrower’s then current ownership (in similar detail as the organizational chart delivered to Lender at closing). Such statements shall set forth Net Operating Income, Gross Revenue and Operating Expenses for the Properties. Borrower’s annual financial statements shall be accompanied by (i) a current rent roll for each Property and (ii) an Officer’s Certificate of the Chief Financial Officer or an authorized senior officer of Borrower or Sun Guarantor certifying (A) that such annual financial statement is true, correct, accurate and complete in all material respects and fairly presents the financial condition and the results of operations of Borrower and the Property and (B) whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c)    Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, accompanied by an Officer’s Certificate of the Chief Financial Officer or an authorized senior officer of Borrower or Sun Guarantor certifying that such items are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Properties in accordance with sound accounting principles reasonably acceptable to Lender, consistently applied, as applicable:
(i)    quarterly and year-to-date statements of income and expense prepared on an accrual basis and cash flow for such quarter with respect to each Property, with a balance sheet for such quarter for Borrower;
(ii)    a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four (4) quarters; and
(iii)    a current rent roll for each Property.
(d)    Borrower will furnish Lender on or before the thirtieth (30th) day after the end of each calendar month the following items, accompanied by an Officer’s Certificate of the Chief Financial Officer or an authorized senior officer of Borrower or Sun Guarantor certifying that such items are true, correct, accurate in all material respects, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties in a manner consistent with sound accounting principles reasonably acceptable to Lender, consistently applied, as applicable:
(i)    until the occurrence of a Securitization, monthly and year-to-date statements of income and expense prepared on an accrual basis and cash flow for such month with respect to each Property, with a balance sheet as of such month;
(ii)    until the occurrence of a Securitization, a comparison of the budgeted income and expenses as set forth in the Annual Budget and the actual income and expenses for such month and year to date for each Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date; and
(iii)    until the occurrence of a Securitization, a current rent roll for each Property.
(e)    Borrower shall submit to Lender by January 15 of each year the Annual Budget for such Fiscal Year. Lender shall have the right to approve each Annual Budget during the continuance of a Cash Management Period (which approval shall not be unreasonably withheld or delayed) and Annual Budgets approved by Lender shall hereinafter be referred to as an “Approved Annual Budget”. In the event that Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval. Until such time that any Annual Budget which requires Lender’s approval has been approved by Lender, the prior Annual Budget or Approved Annual Budget, as applicable, shall apply for all purposes hereunder, except in connection with Lender’s determination of Adjusted Operating Expenses for purposes of calculating the Debt Service Coverage Ratio; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Other Charges, Insurance Premiums and utility charges, and all other expenses shall be adjusted by the CPI. Lender shall use good faith efforts to respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for approval or consent of the Annual Budget. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN 10 BUSINESS DAYS”, Lender shall be deemed to have approved or consented to such Annual Budget if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period.
(f)    Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of each Property and the financial affairs of Borrower as may be reasonably requested by Lender, including a comparison of the budgeted income and expenses as set forth in the Annual Budget and the actual income and expenses for a quarter and year to date for each Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date.
4.1.8    Title to the Properties. Borrower will warrant and defend the validity and priority of the Liens of each Mortgage and each Assignment of Leases on the Properties against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances.
4.1.9    Estoppel Statement.
(a)    Each party hereunder shall, within ten (10) Business Days following a request of the other party hereto, furnish a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, and (iv) in the case of a statement furnished by Borrower, any offsets or defenses to the payment and performance of the Obligations.
(b)    Borrower shall deliver to Lender, upon request, an estoppel certificate from each Tenant under any Major Lease in form and substance reasonably satisfactory to Lender (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Major Lease; and provided, further, that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.
4.1.10    Leases.
(a)    All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) have a term of not more than three (3) years (unless Lender approves otherwise), (iv) with respect to Major Leases only, provide that such Lease is subordinate to the Mortgage and the Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (v) be to Tenants that satisfy reasonable and appropriate credit requirements, (vi) be written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (vii) not be to an Affiliate of Borrower, Guarantors or Manager except for up to 2 pad sites at each of the Properties, which are leased to on-site personnel of Borrower or Manager, (viii) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of a Property or as may be agreed in the ordinary course of business of Borrower, as is commercially reasonable for properties similar to such Property), any requirement for a non-disturbance or recognition agreement, or any other terms which would materially adversely affect Lender’s rights under the Loan Documents. Further, all Major Leases and all renewals, amendments and modifications of such Major Leases and waivers thereunder executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.
(b)    Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner; provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change any Major Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor; and (vi) shall promptly furnish to Lender any notice of default or termination received by Borrower from any Tenant under a Major Lease. Upon request, Borrower shall promptly furnish Lender with executed copies of all Leases and a statement of all Tenant security or other deposits.
(c)    All security deposits of Tenants, whether held in cash or any other form, shall be held in accordance with Legal Requirements and, upon request of Lender, Borrower shall identify the total amount of security deposits of Tenants that Borrower is then holding. During the continuance of a Cash Management Period, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Cash Management Account (which shall then be held by Cash Management Bank in a separate Account), which shall be held by Cash Management Bank subject to the terms of the Leases. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.

(d)    Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender’s prior approval (other than any assignment or sublease expressly permitted under a Major Lease pursuant to a unilateral right of Tenant thereunder not requiring the consent of Borrower.)
(e)    Borrower shall, or shall cause its Affiliate or Manager to ensure that a tenant is obligated to pay rent for each home site on which manufactured or mobile homes are located at the Properties that have been leased or sold by an Affiliate or Borrower or Manager to such Tenant, except during any free rent period included in such Lease.
4.1.11    Alterations. Lender’s prior approval shall be required in connection with (a) any alterations to any Improvements (i) that is likely to have a Material Adverse Effect, (ii) that is likely to materially and adversely affect any structural component or the exterior of any Improvements (other than customary landscaping) or any utility or HVAC system at the Properties, or (iii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold or (b) any alteration to any Improvements during the continuance of an Event of Default (any of the foregoing, a “Material Alteration”). If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s Obligations under the Loan Documents (taking into consideration any amounts on deposit in the Capital Expenditure Account if such Material Alteration is an Approved Capital Expenditure to the extent of Capital Expenditure Funds allocated thereto) any of the following: (1) cash, (2) a Letter of Credit, (3) U.S. Obligations, (4) other securities reasonably acceptable to Lender, provided that, to the extent applicable, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same or (5) an additional guaranty from Sun Guarantor. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. Upon substantial completion of any Material Alteration, Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.
Lender shall use good faith efforts to respond within fifteen (15) Business Days after Lender’s receipt of Borrower’s written request for approval or consent of a Material Alteration. If Lender fails to respond to such request within fifteen (15) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN

15 BUSINESS DAYS”, Lender shall be deemed to have approved or consented to such Material Alteration if Lender fails to respond to such second written request before the expiration of such fifteen (15) Business Day period.
4.1.12    Approval of Major Contracts. Borrower shall be required to obtain Lender’s prior written approval of any and all Major Contracts affecting each Property, which approval may be granted or withheld in Lender’s reasonable discretion.
4.1.13    After Acquired Property. Borrower will grant to Lender a first lien security interest in and to all equipment and other personal property owned by Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.
4.1.14    Patriot Act. Borrower will comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Properties, including those relating to money laundering and terrorism.  Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Properties, including those relating to money laundering and terrorism.  In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.
4.1.15    Special Purpose. Borrower shall at all times comply with the requirements set forth on Schedule III attached hereto and shall not take or permit any action that would result in Borrower not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24 and Schedule III attached hereto.
4.1.16    Intentionally Omitted.
4.1.17    Major Contracts/Operating Agreements. Borrower shall promptly (a) diligently perform and observe all of the terms, covenants and conditions to be performed and observed by it under each Major Contract and Operating Agreement to which it is a party, and do all things necessary to preserve and keep unimpaired its rights thereunder, (b) notify Lender of any notice of default given by any party under any Major Contract or Operating Agreement and deliver to Lender a true copy of each such notice, and (c) enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by the other party to each Major Contract and Operating Agreement to which Borrower is a party in a commercially reasonable manner.
4.1.18    O&M Program. Borrower hereby represents and warrants that attached hereto as Schedule VIII are true and complete copies of the Asbestos Operations and Maintenance Plans, prepared by Global Realty Services Group (collectively, the “O&M Program”), and Borrower has, as of the date hereof, complied in all respects with the O&M Program. Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, Borrower shall comply in all respects with the terms and conditions of the O&M Program.
4.1.19    Affiliate Ownership of Manufactured Homes/Mobile Homes. With respect to each mobile or manufactured home owned at any time during the Term by an Affiliate of Borrower, Manager or an Affiliate of Manager (it being acknowledged that no manufactured or mobile homes shall at any time be owned by Borrower other than the Personnel Occupied Homes, although Borrower may take possession of Abandoned Homes for a period of up to thirty days without taking title, while title is being transferred to an Affiliate of Borrower), at all times that such mobile or manufactured home is occupied by a third-party Tenant, other than the Personnel Occupied Homes, the pad at the Properties under each such mobile or manufactured home shall be subject to a lease between Borrower and such Tenant in accordance with Section 4.1.10 above.
4.1.20    Abandoned Homes. Within 30 days of taking possession of an Abandoned Home, Borrower shall transfer title to such Abandoned Home from the former Tenant to Manager or an Affiliate of Manager.
4.1.21    Required Repairs. Borrower shall perform the repairs and other work at the Properties as set forth on Schedule V attached hereto (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule V.
4.1.22    Tenant / Purchaser Acknowledgement. All leases for manufactured homes and any contract providing for the sale of any manufactured homes, whether in the name of Manager, Sun Guarantor or an Affiliate of Manager or Sun Guarantor, shall contain an explicit acknowledgment by the tenant or purchaser, as applicable, that in the case any payments under such lease or contract are delivered to, or accepted by, Borrower, Borrower is acting only as an agent for collection of funds for the Manager, Sun Guarantor or Affiliate of Manager or Sun Guarantor, as the case may be, and that Borrower is fully released by such tenant or purchaser from any liability with respect to such manufactured home.
Section 4.2    Borrower Negative Covenants.
Borrower covenants and agrees with Lender that throughout the Term:
4.2.1    Due on Sale and Encumbrance; Transfers of Interests. Except to the extent permitted pursuant to Article 8, Borrower shall not, without the prior written consent of Lender, sell, transfer, convey, mortgage, grant, bargain, encumber, pledge, assign, alienate, lease (except to Tenants under Leases that are not in violation of Section 4.1.10 hereof), grant any option with respect to or grant any other interest in the Properties or any part thereof or interest therein, including any legal, beneficial, economic or voting interest in Borrower, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise (each, a “Transfer”). A Transfer within the meaning of this Section 4.2.1 shall be deemed to include (a) an installment sales agreement wherein Borrower agrees to sell the Properties or any part thereof or interest therein for a price to be paid in installments;

(b) an agreement by Borrower for the leasing of all or a substantial part of the Properties for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) if Borrower is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (d) if Borrower is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member, the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new limited partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer or member or the creation or issuance of new non-managing member interests; and (e) if Borrower is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests; but shall exclude (i) the Mezzanine Loan and the granting of security interests pursuant to the Mezzanine Loan Documents, (ii) the exercise by the Mezzanine Lender of its right to forfeit and/or foreclose on the security interests granted pursuant to the Mezzanine Loan Documents and (iii) a transfer of the Properties to Manager or its designee pursuant to the Management Agreement.
4.2.2    Liens. Borrower shall not create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower or Sole Member or any portion of the Properties except for Permitted Encumbrances and except for liens in favor of Mezzanine Lender securing the Mezzanine Loan in the manner set forth in the Mezzanine Loan Documents as of the date hereof.
4.2.3    Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (d) cause, permit or suffer Sole Member to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Sole Member would be dissolved, wound up or liquidated in whole or in part or (ii) amend, modify, waive or terminate the operating agreement of Sole Member, in each case without obtaining the prior consent of Lender.
4.2.4    Change in Use. Borrower shall not change the current use of the Property in any material respect.
4.2.5    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of

Borrower’s business.
4.2.6    Intentionally Omitted.
4.2.7    Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.
4.2.8    Intentionally Omitted.
4.2.9    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of either Property (a) with any other real property constituting a tax lot separate from the Property and (b) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.
4.2.10    Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.
4.2.11    Change of Name, Identity or Structure. Borrower shall not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, except as expressly permitted pursuant to Article 8 hereof, without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Properties, and representing and warranting that Borrower does business under no other trade name with respect to the Properties.
4.2.12    Intentionally Omitted.
4.2.13    ERISA.
(a)    Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.
(b)    Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
(i)    Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R §2510.3-101(b)(2);
(ii)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R §2510.3-101(f)(2); or
(iii)    Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R §2510.3-101(c) or (e)
4.2.14    Compliance with Restrictive Covenants, Etc. Unless required by a Governmental Authority pursuant to Legal Requirements, Borrower will not modify, waive in any material respect or release any easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s reasonable discretion; provided, however, that Borrower shall have the right, without Lender’s prior written consent, but upon notice to Lender, to terminate the Easement Agreement recorded in Macomb County at Liber 3250, Page 426.
4.2.15    Operating Agreements. Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to any Operating Agreement if such modifications are reasonably likely to have a Material Adverse Effect.
4.2.16    Embargoed Person.
(a)    At all times, throughout the term of the Loan, including after giving effect to any Transfers, (i) none of the funds or other assets of Borrower or Guarantors shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (PATRIOT Act) of 2001 and any Executive Orders or regulations promulgated thereunder, each as may be amended from time to time, with the result that the investment in Borrower or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall knowingly have any interest of any nature whatsoever in Borrower or Guarantors, as applicable, with the result that the investment in Borrower or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of Borrower or Guarantors, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.
(b)    Neither Borrower nor, to Borrower’s knowledge, any owner of a direct or indirect interest in Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of the Office of Foreign Assets Control (“OFAC”) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.

4.2.17    Home Ownership Entity Homes. None of Manager, an Affiliate of Manager and any Affiliate of Borrower shall, in the aggregate, own more than the Maximum Affiliate Owned Homes located at the Properties.
4.2.18    Ownership of Mobile Homes and Manufactured Homes. Without the prior written consent of Lender, Borrower shall not acquire any mobile homes or manufactured homes during the term of the Loan, although Borrower may take possession of Abandoned Homes for a period of up to thirty days without taking title, while title is being transferred to an Affiliate of Borrower.
ARTICLE 5:    INSURANCE, CASUALTY AND CONDEMNATION
Section 5.1    Insurance.
5.1.1    Insurance Policies.
(a)    Unless otherwise agreed to by Lender in its sole and absolute discretion, Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for Borrower and each Property providing at least the following coverages:
(i)    Casualty insurance against loss or damage by fire, wind (including named storms), lightning and such other perils as are included in a standard “special cause of loss” policy, including riot and civil commotion, vandalism, terrorist acts, malicious mischief, burglary and theft, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of such Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) waiving depreciation. The Full Replacement Cost must be adjusted annually to reflect increased value due to inflation. If this is not provided, Inflation Guard Coverage will be required; (B) written on a no co-insurance form or containing an agreed amount endorsement with respect to the Improvements and personal property at such Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000.00 (except for deductibles for windstorm and earthquake coverage, which deductibles may be up to 5% of the total insurable value of such Property set forth in the Policy, and flood, which deductibles may equal up to $500,000 per occurrence if the Property is in a Special Flood Hazard Area and 5% with a minimum of $25,000 and a maximum of $100,000 in all other areas); and (D) containing “Ordinance or Law Coverage” if any of the Improvements or the use of such Property shall at any time constitute legal non-conforming structures or uses, including coverage for Loss to the Undamaged Portion, Demolition Costs and Increased Cost of Construction, all in amounts acceptable to Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and

(z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event such Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);
(ii)    commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about such Property, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00) per location with a deductible as self- insured retention not to exceed $250,000 per occurrence; (B) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;
(iii)    rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above, subsections (iv) (if applicable), subsection (vi), subsection (x) and Section 5.1.1(h) below; (C) containing an extended period of indemnity endorsement which provides the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that such Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from such Property for a period of twelve (12) months from the date of the Casualty. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Revenue from such Property for the succeeding twelve (12) month period. Subject to Section 5.2.3(b), all proceeds payable to Lender pursuant to this subsection applied by Lender in accordance with the Clearing Account Agreement and the Cash Management Agreement;
(iv)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property and Liability coverage forms do not otherwise apply, coverage all in form and substance and with limits, terms and conditions reasonably acceptable to Lender including (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form, including coverage for 100% of the total insurable costs of construction (1 n a non-reporting basis, (2) against all risks insured against pursuant to subsections (i), (iii), (vi), (x) and Section 5.1.1(h), (3) including permission to occupy such Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(v)    workers’ compensation, subject to the statutory limits of the State in which such Property is located, and employer’s liability insurance with limits of not less than $1,000,000 per occurrence. Such insurance shall contain no deductible or self-insured retention greater than $250,000 per occurrence;
(vi)    comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;
(vii)    umbrella liability insurance in addition to primary coverage in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) and, if applicable, subsection (v) above and (viii) below;
(viii)    motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Lender (if applicable);
(ix)    insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from each Property, or $750,000 whichever is less, and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000.00) (if applicable); and
(x)    upon sixty (60) days’ notice, such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Properties located in or around the region in which the Properties are located.
(b)    All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the approval of Lender as to form and substance including loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance and, if requested by Lender, other documentation, in each case reasonably acceptable to Lender evidencing the Policies, accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.
(c)    Any blanket insurance Policy shall be subject to Lender’s approval and shall specifically allocate to each Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy insuring only such Property in compliance with the provisions of Section 5.1.1(a). Lender shall have determined based on a review of the schedule of locations and values that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy.
(d)    All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall name Borrower as a named insured and, in the case of liability coverages (except for the Policies referenced in Sections 5.1.1(a)(v) and (viii)) shall name Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property coverages, including but not limited to boiler and machinery, terrorism, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.
(e)    All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) shall contain clauses or endorsements to the effect that:
(i)    no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii)    the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and
(iii)    Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.
(g)    In the event of foreclosure of the Mortgage or other transfer of title to either or both of the Properties in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
(h)    If any of the Policies include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”, Borrower shall obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 (a “Qualified Carrier”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, Borrower shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.
5.1.2    Insurance Company. All Policies required pursuant to Section 5.1.1 (a) shall be issued by companies authorized to do business in the State where the Properties are located, with a financial strength and claims paying ability rating of “A” or better by S&P or “AXII” or better by A.M.Best’s; (b) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as Lender and Mortgagee; (c) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (d) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (e) shall contain a waiver of subrogation against Lender; (f) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (g) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certificates of insurance, or upon the request of Lender, certified copies of the Policies, shall be delivered to Lender, at 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies; provided, however, that if certified copies of the current

Policies are not available on the date requested, Borrower shall deliver to Lender certified copies of such Policies within ten (10) days after such Policies are available. Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 hereof). In addition to the insurance coverages described in Section 5.1.1) above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender, and is reasonable and customary for properties similar to the Properties, in order to protect its interests. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.
Section 5.2    Casualty and Condemnation.
5.2.1    Casualty. If either Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of such Property as nearly as possible to the condition such Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore such Property to the precise condition of such Property prior to such Casualty provided such Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, submit proof of loss if not submitted promptly by Borrower. In the event of a Casualty where the loss does not exceed the Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing, and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments; provided, however, if Borrower fails to settle and adjust such claim within ninety (90) days after the Casualty, Lender shall have the right to settle and adjust such claim at Borrower’s cost and without Borrower’s consent; provided, however, that if during such ninety-day period Borrower has commenced and is diligently pursuing efforts to settle and adjust such claim, then the ninety-day period shall be extended by an additional ninety (90) days. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2    Condemnation. Borrower shall give Lender prompt notice of any actual or threatened in writing Condemnation by any Governmental Authority of all or any part of either Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If either Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Property and otherwise comply with the provisions of Section 5.3. If either Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
5.2.3    Casualty Proceeds.
(a)    Subject to Section 5.2.3(b), payments received on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii) above shall be deposited directly into the Casualty and Condemnation Account. Notwithstanding the last sentence of Section 5.1.1(a)(iii) above, and provided that no Event of Default shall exist and remain uncured, proceeds received by Lender on account of business or rental interruption or other loss of income insurance specified in Section 5.1.1(a)(iii) above shall be (a) during the continuance of a Cash Management Period, deposited by Lender into the Cash Management Account (in installments relating to the relevant period) to the extent such proceeds (or a portion thereof) reflect a replacement for lost Rents for the relevant period, as reasonably determined by Lender in good faith and such proceeds shall be applied by Lender in accordance with Section 6.11 hereof and (b) provided that no Cash Management Period shall have occurred and be continuing, held by Lender and disbursed to Borrower (in installments relating to the relevant period) to the extent such proceeds (or a portion thereof) reflect a replacement for lost Rents for the relevant period, as determined by Lender in good faith. All other such proceeds not reflecting a replacement for lost Rents shall be held by Lender and disbursed in accordance with Section 5.3 hereof.
(b)    Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining Net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such Net Proceeds are to be applied repay the Loan in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to pay off the Loan in full.
Section 5.3    Delivery of Net Proceeds.
5.3.1    Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to either Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, and that the condition in Section 5.3.2(a)(xiv) below has been satisfied, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held for the benefit of Lender and shall be used to pay for the cost of Restoration in accordance with the terms hereof.
5.3.2    Major Casualty or Condemnation.
(a)    If a Casualty or Condemnation has occurred to either Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:
(i)    no Event of Default shall have occurred and be continuing;
(ii)    (A) in the event the Net Proceeds consists of Insurance Proceeds received in connection with a Casualty, then less than twenty-five percent (25%) of the pad sites at the applicable Property have been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award received in connection with a Condemnation, then less than ten percent (10%) of the land constituting the applicable Property is taken, and such land is located along the perimeter or periphery of the applicable Property, and no pad sites are the subject of such

Condemnation;
(iii)    Intentionally omitted;
(iv)    the Management Agreement and all Operating Agreements shall remain in full force and effect during and after completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation;
(v)    Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;
(vi)    Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;
(vii)    Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Stated Maturity Date, (B) intentionally omitted, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the applicable Property to the condition it was in immediately prior to such Casualty or Condemnation, as applicable, or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii), without giving effect to any extended period of indemnity endorsement in respect of such coverage;
(viii)    the applicable Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(ix)    the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(x)    such Casualty or Condemnation, as applicable, does not result in the loss of access to the applicable Property or the related Improvements;
(xi)    Borrower shall deliver to Lender a signed, detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender, to the extent same is commercially reasonable;
(xii)    the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration;
(xiii)    the Debt Service Coverage Ratio, after giving effect to the Restoration and a reasonable lease up period, shall be equal to or greater than 1.10 to 1.00; and
(xiv)    notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage following a Condemnation (taking into account any planned Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than one hundred twenty five percent (125%) (based solely on real property and excluding any personal property or going concern value) (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust), no Net Proceeds will be released to Borrower unless the principal balance of the Loan is paid down by a “qualified amount” as such term is defined in IRS Rev. Proc.  2010‑30, as the same may be modified, supplemented, superseded or amended from time to time, unless Lender receives an opinion of counsel that, if the foregoing prepayment is not made, the applicable REMIC Trust will not fail to maintain its status as a REMIC Trust as a result of such release.
(b)    The Net Proceeds shall be paid directly to Lender for deposit into the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (i) all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (iii) there exist no notices of pendency, stop orders, mechanics’ or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the applicable Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.
(c)    All plans and specifications required in connection with the Restoration shall be subject to the prior approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”), which approval shall not be unreasonably withheld. The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the applicable Property prior to the Casualty or Condemnation, as applicable; it being understood, however, that Borrower shall not be obligated to restore the applicable Property to the precise condition of the applicable Property prior to such Casualty or Condemnation, as applicable, provided the applicable Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged, pursuant to contracts in excess of $25,000, in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the approval of Lender and the Casualty Consultant, which approval shall not be unreasonably withheld. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration, including reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.
(d)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5 and that all approvals necessary for the re-occupancy and use of the applicable Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(e)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(f)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable, good faith opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Obligations.
(g)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 5.3.2(h).
(h)    All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate; provided that if no Event of Default shall have occurred and be continuing, without defeasance or payment of Yield Maintenance or any other penalty or charge.
ARTICLE 6:    CASH MANAGEMENT AND RESERVE FUNDS
Section 6.1    Cash Management Arrangements. Once the Clearing Accounts are established pursuant to the Post Closing Letter, Borrower and Manager shall deposit all Rents and other Gross Revenue collected by Borrower, Manager or their Affiliates directly into the appropriate trust account (the “Clearing Accounts”) established and maintained by Borrower at a local bank selected by Borrower and reasonably approved by Lender and Manager (the “Clearing Bank”) as more fully described in the Clearing Account Agreements. Without in any way limiting the foregoing, if Borrower or Manager receive any Rents or other Gross Revenue from either Property, then (a) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (b) before being deposited in the applicable Clearing Account, such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (c) Borrower or Manager shall deposit such amounts in the appropriate Clearing Account within two (2) Business Days of receipt. Funds deposited into the Clearing Accounts shall be swept by the Clearing Bank on a daily basis into the appropriate Borrower’s operating account at the Clearing Bank (subject to maintaining the Retained Balance in the Clearing Accounts), unless a Cash Management Period has occurred and is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Cash Management Account may be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. As an alternative to establishing each Account required pursuant to the terms of this Agreement as a separate Eligible Account, Lender may also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) whereupon all provisions of this Agreement referring to (i) any Account shall be deemed to apply instead to the corresponding subaccount and (ii) to the Accounts generally shall be deemed to apply instead to the Cash Management Account. The Clearing Accounts, the Cash Management Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.
Section 6.2    Intentionally Omitted.
Section 6.3    Tax Funds.
6.3.1    Deposits of Tax Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender (a) on the Closing Date, the amount of $240,189.67 and (b) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Tax Account”). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the “Tax Funds”. If at any time, Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective dates the Taxes become delinquent; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender, such amount within one (1) Business Day after its receipt of such notice.
6.3.2    Release of Tax Funds. Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, apply the Tax Funds, if any, in the Tax Account to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, or shall direct Servicer to, disburse such excess to Borrower, unless a Cash Management Period has occurred and is continuing, in which event such excess shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1, or credit such excess against future payments to be made to the Tax Funds, such election to be made by Lender in its sole discretion. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower.
Section 6.4    Insurance Funds.
6.4.1    Deposits of Insurance Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender (a) on the Closing Date, the amount of $0.00 and (b) on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Insurance Account”); provided, however, that if Lender receives evidence that the Properties are covered by a blanket insurance Policy acceptable to Lender in accordance with Section 5.1.1(c), then the Borrower shall not be required to deposit funds to the Insurance Account. Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the “Insurance Funds”. If at any time, Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies; provided that if Borrower receives notice of any deficiency after the date that is thirty (30) days prior to expiration of the Policies, Borrower will deposit with or on behalf of Lender, such amount within one (1) Business Day after its receipt of such notice.
6.4.2    Release of Insurance Funds. Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, apply the Insurance Funds, if any,

in the Insurance Account to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, or shall direct Servicer to, disburse such excess to Borrower, unless a Cash Management Period has occurred and is continuing, in which event such excess shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1, or credit such excess against future payments to be made to the Insurance Funds, such election to be made by Lender in its sole discretion. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrower.
Section 6.5    Capital Expenditure Funds.
6.5.1    Deposits of Capital Expenditure Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date, when the balance in the Capital Expenditure Account is less than the Maximum Capital Expenditure Amount, an amount equal to the lesser of (a) Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($6,666.67) and (b) the amount required such that the Capital Expenditure Funds equal the Maximum Capital Expenditure Amount, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Capital Expenditure Account”). Amounts deposited from time to time into the Capital Expenditure Account pursuant to this Section 6.5.1 are referred to herein as the “Capital Expenditure Funds”. Lender may reassess its estimate of the amount necessary for Capital Expenditures from time to time, not to exceed three times during the term of the Loan, and may require Borrower to increase the monthly deposits in an amount not to exceed five percent (5%), as required pursuant to this Section 6.5.1, upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Properties.
6.5.2    Release of Capital Expenditure Funds.
(a)    Lender shall, or shall direct Servicer to, disburse the Capital Expenditure Funds to Borrower out of the Capital Expenditure Account provided (i) such disbursement is for an Approved Capital Expenditure and (ii) Borrower shall have satisfied each of the Reserve Disbursement Conditions with respect to each such disbursement. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month, and each disbursement of Capital Expenditure Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Capital Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).
(b)    Nothing in this Section 6.5.2 shall (i) make Lender responsible for performing or completing any Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital

Expenditures Work; (iii) obligate Lender to proceed with any Capital Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work.
(c)    Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the applicable Property during normal business hours upon reasonable advance notice (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall cause all contractors and subcontractors to reasonably cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in Section 6.5.2(d).
(d)    If a disbursement of Capital Expenditure Funds will exceed $35,000.00, Lender may require an inspection of the applicable Property at Borrower’s expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of Capital Expenditure Funds. Borrower shall pay the actual, reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.
(e)    In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount satisfactory to Lender.
Section 6.6    Intentionally Omitted.
Section 6.7    Intentionally Omitted.
Section 6.8    Operating Expenses. During a Cash Management Period only, Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date an amount sufficient to pay monthly Approved Operating Expenses at the Properties in accordance with the Approved Annual Budget to the extent there exists insufficient funds in the Operating Expense Account (together with additional funds, if any, for monthly Approved Operating Expenses not set forth in the Approved Annual Budget and monthly Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof), which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Operating Expense Account”). Amounts deposited from time to time into the Operating Expense Account pursuant to this Section 6.8 are referred to herein as the “Operating Expense Funds”. Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, disburse Operating Expense Funds to Borrower out of the Operating Expense Account promptly following each Monthly Payment Date for the payment of Approved Operating Expenses at the Properties and any Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof in each case for the applicable monthly period.
Section 6.9    Excess Cash Flow Funds. During a Cash Management Period only, Borrower shall deposit or cause to be deposited with or on behalf of Lender all Excess Cash Flow, which amounts shall be transferred by Cash Management Bank into an Account established to hold such funds (the “Excess Cash Flow Account”) and held as additional security for the Loan. Amounts deposited from time to time into the Excess Cash Flow Account pursuant to this Section 6.9 are referred to herein as the “Excess Cash Flow Funds”. Upon the termination of the Cash Management Period, provided no Event of Default then exists, Lender shall cause the funds on deposit in the Excess Cash Flow Account to be released to Borrower.
Section 6.10    Security Interest in Reserve Funds.
6.10.1    Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for the payment and performance of the Obligations, in all of Borrower’s right, title and interest in and to any and all monies, checks, notes, bonds, money orders, letters of credit, other instruments and other investment property now or hereafter deposited or held in the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender. The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Lender.
6.10.2    Interest on Certain Reserve Funds; Income Taxes. All Reserve Funds may be invested in Permitted Investments as directed by Lender in accordance with the terms of the Cash Management Agreement. Borrower acknowledges and agrees that the availability of and return on certain Permitted Investments depends, in part, upon the availability of Permitted Investments to the Cash Management Bank, the size of the balance of the applicable Reserve Funds and/or the frequency of deposits into and withdrawals from the Reserve Funds and that certain Permitted Investments may be or become unavailable from time to time with respect to the Reserve Funds for a variety of reasons, including, without limitation, any of the foregoing factors. Borrower acknowledges and agrees that the interest or income received on the Reserve Funds may not be the highest return available on cash-based investments and further acknowledges and agrees that none of Lender, any Servicer of the Loan, the Cash Management Bank or any of their respective agents or representatives shall be obligated to seek the highest return available on cash-based investments and none of Lender, any Servicer of the Loan, the Cash Management Bank or any of their respective agents or representatives shall be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall deposit with Lender an amount equal to any actual losses sustained on the investment of any funds constituting the Reserve Funds within one (1) Business Day of Lender’s notice. All earnings or interest on each of the Reserve Funds (other than the Tax Funds and the Insurance Funds) shall be and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund. All earnings and interest on the Tax Funds and the Insurance Funds shall be the sole property of and paid to Lender. Borrower shall report on its federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Reserve Funds (other than the Tax Funds and the Insurance Funds).
6.10.3    Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
Section 6.11    Property Cash Flow Allocation.
6.11.1    Order of Priority of Funds in Cash Management Account. Subject to the other provisions of the Loan Documents (permitting disbursements from Accounts provided no Cash Management Period then exists), during a Cash Management Period, on each Monthly Payment Date during such Cash Management Period, except during the continuance of an Event of Default, all funds deposited into the Cash Management Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority: (a) First, to make the required payments of Tax Funds into the Tax Account as required under Section 6.3; (b) Second, to make the required payments of Insurance Funds into the Insurance Account as required under Section 6.4; (c) Third, funds sufficient to pay the Monthly Debt Service Payment into the Debt Service Account; (d) Fourth, to make the required payments of Capital Expenditure Funds into the Capital Expenditure Account as required under Section 6.5; (e) Fifth, funds sufficient to pay any interest accruing at the Default Rate, late payment charges and all other amounts, other than those described under other clauses of this Section 6.11.1, then due to Lender and/or any Lender Indemnified Party under the Loan Documents into the Debt Service Account for the payment of such amounts; (f) Sixth, to make the required payments of Operating Expense Funds into the Operating Expense Account as required under Section 6.8; and (g) Seventh, all amounts remaining in the Cash Management Account after deposits for items (a) through (f) above (the “Excess Cash Flow”) into the Excess Cash Flow Account as required under Section 6.9.
6.11.2    Failure to Make Payments. The failure of Borrower to make all of the payments required under clauses (a) through (f) of Section 6.11.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Management Account for such payments, and Borrower is not otherwise in Default hereunder, the failure by the Cash Management Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default. The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to the Loan Documents.
6.11.3    Application After Event of Default. Notwithstanding anything to the contrary contained in Section 6.11.1, upon the occurrence of an Event of Default, Lender shall be under no obligation to release or disburse any of the Reserve Funds and may, at its option, withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Cash Management Bank (including any Gross Revenue) and apply such funds to the items for which the Reserve Funds were established or to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.
ARTICLE 7:    PROPERTY MANAGEMENT
Section 7.1    The Management Agreement.
Borrower hereby agrees that (i) the fee paid to Manager in compensation for Manager’s services conducted in connection with the property management of the Properties shall not exceed three percent (3.0%) of Gross Revenue and (ii) the fee paid to Manager in compensation for Manager’s services conducted in connection with the asset management of the Properties shall not exceed four percent (4.0%) of Gross Revenue. Borrower shall (a) cause Manager to manage the Properties in accordance with the Management Agreement, (b) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (c) promptly notify Lender of any default under the Management Agreement of which it is aware, (d) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (e) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under the Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.
Section 7.2    Prohibition Against Termination or Modification.
Borrower shall not (a) surrender, terminate, cancel, modify, renew or extend the Management Agreement (other than a renewal or extension provided for in the Management Agreement), (b) enter into any new or other agreement relating to the management or operation of the Properties with Manager or any other Person, (c) consent to the assignment by Manager of its interest under the Management Agreement, or (d) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager and/or a management agreement such consent may be conditioned upon (i) Borrower delivering a Rating Agency Confirmation, if and to the extent applicable, as to such manager and management agreement and (ii) if such manager is an Affiliate of Borrower, a new Insolvency Opinion from counsel, and in form and substance, reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion. If at any time Lender consents to the appointment of a new manager and/or the execution of a management agreement under this Article 7 or under Article 8, such manager and Borrower shall, as a condition of Lender’s consent, execute a subordination of management agreement in the form then used by Lender.
Section 7.3    Replacement of Manager.
Lender shall have the right to require Borrower to replace Manager with a Person chosen by Borrower and approved by Lender, which approval shall not be unreasonably withheld, upon the occurrence of any one or more of the following events: (a) at any time following the occurrence, and during the continuance, of an Event of Default, (b) if at any time the Debt Service Coverage Ratio falls below 1.05 to 1.00 (the “Manager Termination Ratio”), for any two (2) consecutive calendar quarters, (c) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (d) at any time following the occurrence of an “Event of Default” as defined in the Management Agreement, (e) if Manager shall become insolvent or a debtor in any Bankruptcy Action, or (f) if at any time Manager has engaged in gross negligence, fraud or willful misconduct. Lender’s approval of a new manager under this Section 7.3 may be conditioned upon (i) Borrower delivering a Rating Agency Confirmation, if and to the extent applicable, as to such manager and management agreement and (ii) if such manager is an Affiliate of Borrower, a new Insolvency Opinion from counsel, and in form and substance, reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion. Notwithstanding the foregoing, if Lender exercises its right to require Borrower to replace Manager with a Person chosen by Borrower and approved by Lender, it will be reasonable for Lender to withhold its approval to a replacement manager if the proposed replacement manager is Sun Communities, Inc. or an Affiliate thereof.
ARTICLE 8:    PERMITTED TRANSFERS
Section 8.1    Permitted Transfer of the Properties.
(a)    Lender shall not withhold its consent to the Transfer of the Properties to a Permitted Transferee and the assumption of the Loan by such Permitted Transferee provided that (A) Lender shall have received a notice from Borrower requesting Lender’s consent to such Transfer not less than sixty (60) days prior to the proposed date of Transfer; (B) no Default or Event of Default shall have occurred and remain uncured or shall occur solely as a result of such Transfer; (C) Lender shall have received a Rating Agency Confirmation as to the conveyance of the Properties to the Permitted Transferee and any release and replacement of Guarantors as contemplated in clause (H) below; (D) Lender shall have received an agreement, in form and substance reasonably acceptable to Lender, pursuant to which Permitted Transferee has assumed all of Borrower’s obligations under the Loan Documents; (E) Borrower shall have paid to Lender an assumption fee equal to one percent (1.0%) of the Outstanding Principal Balance for any Transfer; (F) Lender shall have received such agreements, certificates, legal opinions and other documentation as may be reasonably requested by Lender, including, without limitation, a title insurance endorsement confirming the Lien of each Mortgage as a valid first lien on each Property; (G) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar in location, size, class, use, operation and value as the Properties, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager); (H) prior to any release of either Guarantor, which release shall only cover events or conditions occurring subsequent to the Transfer, (i) one (1) or more substitute guarantors acceptable to Lender shall (x) have assumed all obligations of Guarantor under the Guaranty and Environmental Indemnity for events or conditions occurring subsequent to the Transfer or (y) have executed a replacement guaranty (including all of the Guaranteed Obligations) and a replacement environmental indemnity each in a form reasonably acceptable to Lender, (ii) if required by Lender or the Rating Agencies, Borrower or Permitted Transferee delivers to Lender an opinion in form and substance and from counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, (x) that the Guaranty and the Environmental Indemnity (or the new guaranty and environmental indemnity, as the case may be) are enforceable against such substitute guarantor(s) in accordance with their terms, (y) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such release and replacement, and (z) a new Insolvency Opinion, and (iii) Lender and the Rating Agencies shall have received such other documentation and information as may be reasonably requested by Lender or requested by the Rating Agencies in connection with such release and replacement, including, without limitation, a spousal consent in form and substance acceptable to Lender, as and to the extent applicable; (I) the Permitted Transferee and Permitted Transferee’s principal shall, as of the date of such transfer, in the aggregate have a net worth and liquidity reasonably acceptable to Lender; (J) the owner of equity interests in Permitted Transferee who shall replace the original Mezzanine Borrower as contemplated (the “Replacement Mezzanine Borrower”) shall assume the obligations of Mezzanine Borrower under the existing Mezzanine Loan Agreement, Mezzanine Notes and other Mezzanine Loan Documents, except that the pledge agreement securing the Mezzanine Loan shall be modified to grant a pledge of the equity interests in Permitted Transferee; (K) Mezzanine Lender shall have permitted its Mezzanine Loan to have been assigned and assumed in connection with the transfer to be implemented by this Section 8.1, with the effect that such Transfer shall not violate the applicable provisions of the Mezzanine Loan Agreement; and (L) Lender may, as a condition to evaluating any requested consent to such Transfer, require that Borrower post a cash deposit with Lender in an amount equal to Lender’s anticipated costs and expenses in evaluating any such request for consent.
(b)    Notwithstanding the terms of Section 8.1(a), Lender’s consent shall not be required in connection with the Transfer of the Properties to a Sun Transferee and the assumption of the Loan by such Sun Transferee, and no assumption fee shall be due in connection with a Transfer of the Properties to a Sun Transferee provided that (A) Lender shall have received a notice from Borrower regarding such Transfer not less than sixty (60) days prior to the proposed date of Transfer unless arising as a result of the Mezzanine Lender exercising its remedies under the Mezzanine Loan

Documents; (B) Lender shall have received a Rating Agency Confirmation as to the conveyance of the Properties to the Permitted Transferee and any release and replacement of Rudgate Guarantor as contemplated in clause (E) below; (C) Lender shall have received an agreement, in form and substance reasonably acceptable to Lender, pursuant to which Permitted Transferee has assumed all of Borrower’s obligations under the Loan Documents; (D) Lender shall have received such agreements, certificates, legal opinions and other documentation as may be reasonably requested by Lender, including, without limitation, a title insurance endorsement confirming the Lien of each Mortgage as a valid first lien on each Property; (E) prior to any release of Rudgate Guarantor which release shall only cover events or conditions occurring subsequent to the Transfer, (i) the Sun Guarantor or one (1) or more substitute guarantors acceptable to Lender shall (x) have assumed all obligations of Rudgate Guarantor under the Guaranty and Environmental Indemnity for events or conditions occurring subsequent to the Transfer or (y) have executed a replacement guaranty (including all of the Guaranteed Obligations) and a replacement environmental indemnity each in a form reasonably acceptable to Lender (all only to the extent not covered by the Guaranty and Environmental Indemnity delivered by Sun Guarantor on the Closing Date); (ii) if required by Lender or the Rating Agencies, Borrower or Sun Transferee shall deliver to Lender an opinion in form and substance and from counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, (x) that the Guaranty and the Environmental Indemnity (or the new guaranty and environmental indemnity, as the case may be) are enforceable against such substitute guarantor(s) in accordance with their terms, (y) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such release and replacement, and (z) a new Insolvency Opinion; and (iii) Lender and the Rating Agencies shall have received such other documentation and information as may be reasonably requested by Lender or requested by the Rating Agencies in connection with such release and replacement, including, without limitation, a spousal consent in form and substance acceptable to Lender, as and to the extent applicable; (F) either the Mezzanine Loan shall be repaid in full or the Sun Transferee, Sun Transferee’s principal and the owner of equity interests in Sun Transferee who shall be the Replacement Mezzanine Borrower and replace the original Mezzanine Borrower shall assume the obligations of Mezzanine Borrower under the existing Mezzanine Loan Agreement, Mezzanine Notes and other Mezzanine Loan Documents, except that the pledge agreement securing the Mezzanine Loan shall be modified to grant a pledge of the equity interests in Sun Transferee; (G) unless repaid, Mezzanine Lender shall have permitted its Mezzanine Loan to have been assigned and assumed in connection with the transfer to be implemented by this Section 8.1(b), with the effect that such Transfer shall not violate the applicable provisions of the Mezzanine Loan Agreement; (H) the Transfer is effected in accordance with the terms and provisions of the Intercreditor Agreement; (I) Lender may, as a condition to evaluating any requested consent to such Transfer, require that Borrower post a cash deposit with Lender in an amount equal to Lender’s anticipated costs and expenses in evaluating any such request for consent; and (J) Borrower and Lender agree shall agree on the form of the amendments to the Loan Documents that are necessary due to the fact that Sun Transferee is owned and controlled by a real estate investment trust.
Section 8.2    Permitted Transfers of Interest Borrower.
(a)    Notwithstanding anything to the contrary contained in Section 4.2.1, Lender’s consent shall not be required in connection with one (1) or a series of Transfers of up to forty-nine percent (49%) in the aggregate of the ownership interests in Borrower, whether held directly or indirectly, provided that (a) no Event of Default shall have occurred and remain uncured or would occur as a result of such Transfer, (b) such Transfer shall not (i) cause the transferee (together with its Affiliates) to acquire control of Borrower, (ii) result in Borrower no longer being controlled by either Guarantor to the extent provided on the date hereof, or (iii) cause the transferee (together with its Affiliates) to increase its direct or indirect interest in Borrower to an amount which exceeds forty-nine percent (49%) in the aggregate, unless such transferee owned more than forty-nine percent (49%) of the direct or indirect ownership interests in such Borrower on the Closing Date or as a result of a Transfer previously made in accordance with the terms and provisions of this Agreement, (c) the Properties shall continue to be managed by Manager or a new property manager approved by Lender, which approval may be conditioned upon (i) Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement and (ii) if such new manager is an Affiliate of Borrower, a new Insolvency Opinion from counsel, in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion, (d) subject to Section 8.3 hereof, after giving effect to such Transfer, Rudgate Guarantor shall continue to own, directly or indirectly, at least five percent (5%) of all legal, beneficial and economic interests of Borrower, (e) if, immediately following such Transfer, the transferee owns ten percent (10%) or more of the direct or indirect ownership interests in Borrower then, to the extent such transferee did not own ten percent (10%) or more of the direct or indirect ownership interests in Borrower on the Closing Date, Borrower shall deliver, or cause to be delivered, at Borrower’s sole cost and expense, such searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its owners and controlling Persons, the results of which must be reasonably acceptable to Lender (unless such transferee, its owners and controlling Persons were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches under this Section 8.2 shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender), and such transferee, its owners and controlling Persons shall otherwise satisfy Lender’s then current applicable underwriting criteria and requirements applicable to owners of ten percent (10%) or more of the ownership interests in Borrower, (f) Borrower shall give Lender notice of any such Transfer which requires Lender’s consent hereunder, together with copies of all instruments effecting such Transfer and the organizational documents of the transferee and its constituent parties reasonably required by Lender, not less than ten (10) days prior to the date of such Transfer, and (g) the single purpose nature and bankruptcy remoteness of Borrower after such Transfer shall satisfy Sections 3.1.24 and 4.1.15 and Schedule III hereof.
(b)    Notwithstanding anything to the contrary contained in Section 4.2.1, Lender’s consent shall not be required in connection with (A) any Transfer, issuance or redemption of shares of stock of Sun Communities by any Person, or any Transfer, issuance or redemption by any Person of the stock, membership interests, partnership interests or other ownership interests of any shareholder, partner, member, manager or trust who is a direct or indirect legal or beneficial owner of any shares of stock of Sun Communities, or (B) any Transfer, issuance or redemption of the limited partnership interests of Sun Guarantor by any Person or any Transfer, issuance or redemption of the stock, membership interests, partnership interests or other ownership interests of any shareholder, partner, member, manager or trust who is a direct or indirect legal or beneficial owner of a limited partnership interests in Sun Guarantor, provided that (a) the Properties shall continue to be managed by Manager or a new property manager approved by Lender, which approval may be conditioned upon (i) Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement and (ii) if such new manager is an Affiliate of Borrower, a new Insolvency Opinion from counsel, in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion, (b) so long as the ownership interests in the Borrower have not been transferred to a Sun Transferee and the Properties have not been transferred to a Sun Transferee and subject to Section 8.3 hereof, after giving effect to such Transfer, Rudgate Guarantor shall own, directly or indirectly, at least five percent (5%) of all legal, beneficial and economic interests of Borrower, (c) if, immediately following such Transfer, the transferee owns ten percent (10%) or more of the direct or indirect ownership interests in Borrower then, to the extent such transferee did not own ten percent (10%) or more of the direct or indirect ownership interests in Borrower on the Closing Date, Borrower shall deliver, or cause to be delivered, at Borrower’s sole cost and expense, such searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its owners and controlling Persons, the results of which must be reasonably acceptable to Lender (unless such transferee, its owners and controlling Persons were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches under this Section 8.2 shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender), and such transferee, its owners and controlling Persons shall otherwise satisfy Lender’s then current applicable underwriting criteria and requirements applicable to owners of ten percent (10%) or more of the ownership interests in Borrower; provided that the foregoing shall not apply if the transferee acquires its interest through the purchase of shares of stock in Sun Communities and Sun Communities is a publicly traded entity with shares of common stock listed on the New York Stock Exchange or another nationally recognized stock exchange, and (d) the single purpose nature and bankruptcy remoteness of Borrower after such Transfer shall satisfy Sections 3.1.24 and 4.1.15 and Schedule III hereof.
(c)    Notwithstanding anything to the contrary contained in Section 4.2.1, Lender’s consent shall not be required in connection with any Transfer of the ownership interests in Borrower, whether held directly or indirectly, to (i) Immediate Family Members of an interest holder in the Borrower or (ii) another interest holder that was, as of the Closing Date, an interest holder in the Borrower, provided that (a) the Properties shall continue to be managed by Manager or a new property manager approved by Lender, which approval may be conditioned upon (i) Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement and (ii) if such new manager is an Affiliate of Borrower, a new Insolvency Opinion from counsel, in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion, (b) subject to Section 8.3 hereof, after giving effect to such Transfer, Rudgate Guarantor shall continue to own, directly or indirectly, at least five percent (5%) of all legal, beneficial and economic interests of Borrower, (c) if, immediately following such Transfer, the transferee owns ten percent (10%) or more of the direct or indirect ownership interests in Borrower then, to the extent such transferee did not own ten percent (10%) or more of the direct or indirect ownership interests in Borrower on the Closing Date, Borrower shall deliver, or cause to be delivered, at Borrower’s sole cost and expense, such searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its owners and controlling Persons, the results of which must be reasonably acceptable to Lender (unless such transferee, its owners and controlling Persons were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches under this Section 8.2 shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender), and such transferee, its owners and controlling Persons shall otherwise satisfy Lender’s then current applicable underwriting criteria and requirements applicable to owners of ten percent (10%) or more of the ownership interests in Borrower, and (d) the single purpose nature and bankruptcy remoteness of Borrower after such Transfer shall satisfy Sections 3.1.24 and 4.1.15 and Schedule III hereof.
(d)    Notwithstanding anything in Section 8.2(a), (b) or (c) to the contrary, and without limiting any of the foregoing requirements of Section 8.2(a), (b) or (c), if after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect ownership interests in Borrower are owned by any Person (together with its Affiliates) that owned less than forty-nine percent (49%) of the direct or indirect ownership interests in Borrower as of the Closing Date or as a result of a Transfer previously made in accordance with the terms and provisions of this Agreement;, then Borrower shall, prior to the effective date of any such

Transfer, deliver (or cause to be delivered) to Lender (x) a Rating Agency Confirmation and (y) a new Insolvency Opinion from counsel, in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion. This Section 8.2(d) shall not apply if the transferee acquires more than the forty-nine percent (49%) in the aggregate of direct or indirect ownership interests in Borrower through the purchase of shares of stock in Sun Communities and Sun Communities is a publicly traded entity with shares of common stock listed on the New York Stock Exchange or another nationally recognized stock exchange.
(e)    Notwithstanding anything to the contrary contained in Section 4.2.1, Lender’s consent shall not be required in connection with the Transfer of all of the ownership interests in Borrower or Sole Member to Sun Transferee and no assumption fee shall be due in connection with a Transfer of all of the ownership interests in Borrower or Sole Member to Sun Transferee provided that (A) no Event of Default shall have occurred and remain uncured or would occur as a result of such Transfer; (B) the Properties shall continue to be managed by Manager or a new property manager approved by Lender, which approval may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement; (C) subject to Section 8.3 hereof, after giving effect to such Transfer, Sun Guarantor shall own, directly or indirectly, at least five percent (5%) of all legal, beneficial and economic interests of Borrower; (D) if, immediately following such Transfer, the transferee owns ten percent (10%) or more of the direct or indirect ownership interests in Borrower then, to the extent such transferee did not own ten percent (10%) or more of the direct or indirect ownership interests in Borrower on the Closing Date, Borrower shall deliver, or cause to be delivered, at Borrower’s sole cost and expense, such searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its owners and controlling Persons, the results of which must be reasonably acceptable to Lender (unless such transferee, its owners and controlling Persons were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches under this Section 8.2 shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender), and such transferee, its owners and controlling Persons shall otherwise satisfy Lender’s then current applicable underwriting criteria and requirements applicable to owners of ten percent (10%) or more of the ownership interests in Borrower; (E) the single purpose nature and bankruptcy remoteness of Borrower after such Transfer shall satisfy Sections 3.1.24 and 4.1.15 and Schedule III hereof, (F) the Transfer is effected in accordance with the terms and provisions of the Intercreditor Agreement or the Mezzanine Loan is repaid in full; and (G) Borrower and Lender shall agree on the form of the amendments to the Loan Documents that are necessary due to the fact that Sun Transferee is owned and controlled by a real estate investment trust, which shall, among other things, permit the transfers set forth in Section 8.2(b)(A) and (B) without satisfying the condition contained in Section 8.2(b)(b). Notwithstanding anything in this Section 8.2(e) to the contrary, and without limiting any of the foregoing requirements of this Section 8.2(e), if after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect ownership interests in Borrower are owned by any Person (together with its Affiliates) that owned less than forty-nine percent (49%) of the direct or indirect ownership interests in Borrower as of the Closing Date or as a result of a Transfer previously made in accordance with the terms and provisions of this Agreement, then Borrower shall, prior to the effective date of any such Transfer, deliver (or cause to be delivered) to Lender (x) a Rating Agency Confirmation and (y) a new Insolvency Opinion from counsel, in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion.
(f)    As used in this Section 8.2, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” and “controlling” shall have correlative meanings.
Section 8.3    Replacement Guarantor.
(a)    The death or incompetency of a Rudgate Guarantor shall be an Event of Default hereunder unless such Rudgate Guarantor is replaced in accordance with Section 8.3; provided, however, that no Event of Default shall occur (and no Substitution shall be required) upon the death or incompetency of a Rudgate Guarantor if the remaining Rudgate Guarantor satisfies the financial covenants of Rudgate Guarantor set forth in the Rudgate Guaranty.
(b)    Borrower shall be permitted to substitute a replacement guarantor (a “Substitution”) and no Event of Default shall be deemed to have occurred hereunder, provided that with respect to a Substitution of the Sun Guarantor each of the following terms and conditions are satisfied: (a) no Default or Event of Default shall have occurred and remain uncured or would occur as a result of such Substitution; (b) within ninety (90) days after the occurrence of such death or incompetency, Borrower delivers to Lender notice of its intent to substitute such Sun Guarantor and, concurrently therewith, gives Lender all such information concerning the proposed substitute guarantor as Lender may reasonably require, including, without limitation, certified financial statements detailing assets and liabilities; (c) the replacement guarantor is a Satisfactory Sun Replacement Guarantor; (d) within fifteen (15) days after delivery of the written notice described in the preceding clause (b), such Satisfactory Sun Replacement Guarantor assumes the obligations of Sun Guarantor under the Guaranty and the Environmental Indemnity for events or conditions occurring prior to, as of and after the Substitution; (e) concurrently with such assumption (i) such Satisfactory Sun Replacement Guarantor delivers to Lender a spousal consent in form and substance acceptable to Lender, as and to the extent applicable, and (ii) each of Borrower, the Sun Guarantor and such Satisfactory Sun Replacement Guarantor affirms each of their respective obligations under the Loan

Documents; (f) if requested by Lender, such Satisfactory Sun Replacement Guarantor executes a replacement guaranty and a replacement environmental indemnity in each case in form and substance substantially the same as the Sun Guaranty and the Environmental Indemnity, respectively, and otherwise reasonably acceptable to Lender; (g) Borrower delivers to Lender a Rating Agency Confirmation with respect to such Substitution; and (h) if required by Lender or the Rating Agencies, Borrower delivers to Lender an opinion in form and substance and from counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, (i) that the Sun Guaranty and the Environmental Indemnity (or the new guaranty and environmental indemnity, as the case may be) are enforceable against such Satisfactory Sun Replacement Guarantor in accordance with their terms, (ii) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Substitution and (iii) a new Insolvency Opinion. No such replacement of a Sun Guarantor shall hinder, impair, limit, terminate or effectuate a novation of the obligations or liabilities of any other Guarantor under any of the Loan Documents. As used in this Section 8.3(b), the term “Satisfactory Sun Replacement Guarantor” shall mean a replacement guarantor that is acceptable to Lender, which determination shall be based upon, inter alia, (1) such replacement guarantor having (x) a direct or indirect ownership interest in Borrower, which is reasonably satisfactory to Lender (which shall be satisfactory if it is an interest to the same extent of the Guarantor being replaced), and (y) the ability to control Borrower to the same extent as the Sun Guarantor being replaced, (2) such replacement guarantor having a net worth and liquidity that satisfies the net worth and liquidity requirements set forth in the Sun Guaranty, (3) Lender’s receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such replacement guarantor, the results of which must be reasonably acceptable to Lender, (4) such replacement guarantor otherwise satisfying Lender’s then current applicable underwriting criteria and requirements, and (5) such replacement guarantor being an experienced operator and/or owner of properties similar in location, size, class, use, operation and value as the Properties, as evidenced by financial statements and other information reasonably requested by Lender or requested by the Rating Agencies.
(c)    Borrower shall be permitted to substitute a replacement guarantor and no Event of Default shall be deemed to have occurred hereunder, provided that with respect to a Substitution of the Rudgate Guarantor, each of the following terms and conditions are satisfied: (a) no Default or Event of Default shall have occurred and remain uncured or would occur as a result of such Substitution; (b) within ninety (90) days after the occurrence of such death or incompetency, Borrower delivers to Lender notice of its intent to substitute such Guarantor and, concurrently therewith, gives Lender all such information concerning the proposed substitute guarantor as Lender may reasonably require, including, without limitation, certified financial statements detailing assets and liabilities; (c) the replacement guarantor is a Satisfactory Rudgate Replacement Guarantor; (d) within fifteen (15) days after delivery of the written notice described in the preceding clause (b), such Satisfactory Rudgate Replacement Guarantor assumes the obligations of Guarantor under the Guaranty for events or conditions occurring prior to, as of and after the Substitution; (e) concurrently with such assumption each of Borrower, the remaining Rudgate Guarantor and such Satisfactory Rudgate Replacement Guarantor affirms each of their respective obligations under the Loan Documents; (f) if requested by Lender, such Satisfactory Rudgate Replacement Guarantor executes a replacement guaranty in form and substance substantially the same as the Guaranty; (g) if required by Lender or the Rating Agencies, Borrower delivers to Lender a Rating Agency Confirmation with respect to such Substitution; and (h) if required by Lender or the Rating Agencies, Borrower delivers to Lender an opinion in form and substance and from counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, (i) that the Guaranty (or the new guaranty) is enforceable against such Satisfactory Rudgate Replacement Guarantor in accordance with their terms, (ii) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Substitution and (iii) a new Insolvency Opinion. No such death or replacement of a Guarantor shall hinder, impair, limit, terminate or effectuate a novation of the obligations or liabilities of any other Guarantor under any of the Loan Documents. As used herein, the term “Satisfactory Rudgate Replacement Guarantor” shall mean a replacement guarantor that is reasonably acceptable to Lender, which determination shall be based upon, inter alia, (1) such replacement guarantor having (x) a direct or indirect ownership interest in Borrower, of no less than five percent (5%) in the aggregate with any other Rudgate Guarantor, and (y) the ability to control Borrower to the same extent as the Rudgate Guarantor being replaced, (2) Lender’s receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such replacement guarantor, the results of which must be reasonably acceptable to Lender, and (3) such replacement guarantor otherwise satisfying Lender’s then current applicable underwriting criteria and requirements.
(d)    As used in this Section 8.3, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

Section 8.4    Costs and Expenses. Borrower shall pay all costs and expenses of Lender in connection with any Transfer or replacement of any Guarantor, including, without limitation, the cost of any Rating Agency Confirmation and all reasonable fees and expenses of Lender’s counsel, and the cost of any required counsel opinions, including, without limitation, Insolvency Opinions and opinions related to REMIC Trusts or other securitization or tax issues.
ARTICLE 9:    SALE AND SECURITIZATION OF MORTGAGE
Section 9.1    Sale of Mortgage and Securitization.
(a)    Lender shall have the right (i) to sell, assign, pledge or otherwise transfer the Loan or any portion thereof or interest therein to any Person, (ii) to sell participation interests in the Loan to any Person, or (iii) to securitize the Loan or any portion thereof or interest therein in one or more private or public single asset or pooled loan securitizations. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).
(b)    If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies or applicable Legal Requirements in connection with any Secondary Market Transactions, including to:
(i)    (A) provide updated financial and other information with respect to the Properties, the business operated at the Properties, Borrower, Guarantors, any Affiliate of Borrower or Guarantors and Manager, including, without limitation, the information set forth on Schedule VI attached hereto, (B) provide updated budgets and rent rolls relating to each Property, and (C) at Lender’s expense, provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of each Property (the information referred to in clauses (A), (B) and (C) shall hereinafter be referred to collectively as “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors, certificates of third party service providers or opinions of counsel acceptable to Lender and the Rating Agencies;
(ii)    provide opinions of counsel, which may be relied upon by Lender and the NRSROs, and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, fraudulent conveyance and true sale, or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Properties, Borrower, Guarantors and any Affiliate of Borrower or Guarantors, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;
(iii)    provide updated (as of the closing date of any Secondary Market Transaction) representations and warranties made in the Loan Documents (with such modifications as necessary to make such representations and warranties then accurate) and such additional representations and warranties as Lender or the Rating Agencies may require;
(iv)    subject to Section 9.3, execute modifications and amendments to the Loan Documents and Borrower’s organizational documents as Lender or the Rating Agencies may require;
(v)    provide access to, and conduct tours of, the Properties; and
(vi)    provide certifications or other evidence of reliance acceptable to Lender and the Rating Agencies with respect to third party reports and other information obtained in connection with the origination of the Loan or any Updated Information.
(c)    Borrower agrees that (i) Lender may disclose any information relating to Borrower, its Affiliates, the Properties or the Loan (including information provided by or on behalf of Borrower or any of its Affiliates to Lender) to any Person (including, but not limited to, investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization) actually or potentially involved in or related to any Secondary Market Transaction or any other Person reasonably requesting such information and (ii) the findings and conclusions of any third-party due diligence report obtained by Lender or other Indemnified Persons may be made publicly available if required, and in the manner prescribed, by applicable Legal Requirements.
(d)    If requested by Lender, Borrower shall provide Lender, as soon as reasonably practical upon request, with any financial statements, financial, statistical or operating information or other information as Lender shall reasonably determine is necessary or appropriate (including items required (or items that would be required if the Securities issued in connection with a Securitization were offered publicly) to satisfy any and all disclosure requirements pursuant to the Securities Act (including, but not limited to, Regulation AB), the Exchange Act, any other applicable securities laws or any amendment, modification or replacement to any of the foregoing) or required by any other Legal Requirements, in each case, in connection with any Disclosure Document or any Exchange Act Filing or as may otherwise be reasonably requested by Lender.
Section 9.2    Securitization Indemnification.
(a)    Borrower understands and agrees that information provided to Lender by Borrower or its agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization.
(b)    Borrower hereby agrees (i) to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in connection with a Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of Securities issued in connection with a Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) for any losses, liabilities, obligations, claims, damages, penalties, actions, judgments, suits, costs and expenses (collectively, the “Liabilities”) to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact pertaining to the Properties, Borrower, Guarantors or Affiliated Manager contained in the written information provided to Lender by Borrower, any Affiliate of Borrower or any of their respective agents, counsel or representatives, and/or (B) the omission or alleged omission to state therein a material fact pertaining to the Properties, Borrower, Guarantors or Affiliated Manager required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading and (ii) to reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (i) or (ii) above only to the extent that any such Liability arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) written information furnished by or on behalf of Borrower (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to each Property. This indemnity will be in addition to any liability which Borrower may otherwise have.
(c)    In connection with any Exchange Act Filing or other reports containing comparable information that are required to be made available to holders of the Securities under Regulation AB or other applicable Legal Requirements, Borrower shall (i) indemnify the Indemnified Persons for Liabilities to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) written information furnished by or on behalf of Borrower (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or (y) any of the written reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to each Property, and (ii) reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities.
(d)    Promptly after receipt by an Indemnified Person of notice of a claim or the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Borrower, notify Borrower in writing of the commencement thereof, but the omission to so notify Borrower will not relieve Borrower from any liability which it may have to any Indemnified Person under this Section 9.2 except to the extent that failure to notify materially prejudices Borrower. In the event that any action is brought against any Indemnified Person, and it notifies Borrower of the commencement thereof, Borrower will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel satisfactory to such Indemnified Person. After notice from Borrower to such Indemnified Person of Borrower’s election to assume the defense of such action, such Indemnified Person shall pay for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Indemnified Person and Borrower and the Indemnified Person shall have reasonably concluded that there are legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to Borrower, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons at the cost of Borrower. Borrower shall not be liable for the expenses of more than one (1) separate counsel (in addition to local counsel) unless an Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.
(e)    In order to provide for just and equitable contribution in circumstances in which any indemnification or reimbursement under this Section 9.2 is for any reason held to be unenforceable as to an Indemnified Person in respect of any Liabilities (or action in respect thereof) referred to herein which would otherwise be indemnifiable under this Section 9.2, Borrower shall contribute to the amount paid or payable by the Indemnified Person as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.
(f)    The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.
Section 9.3    Severance Documentation. Lender shall have the right, at any time (whether prior to or after any Secondary Market Transaction in respect of all or any portion of the Loan), to modify the Loan in order to create one or more new notes (including senior and junior notes), one or more additional components of the Note or Notes and/or one or more mezzanine loans (including amending Borrower’s organizational structure and the organizational documents of Borrower and its direct and indirect shareholders, partners, members and non-member managers to provide for one or more mezzanine borrowers that do not have an adverse effect on the rights or obligations of the parties under such organizational documents), reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments); provided, however, that in creating such new notes or modified notes or mezzanine notes (a) Borrower shall not be required to modify the stated maturity of the Note, (b) the aggregate principal amount of all such new notes or modified notes or mezzanine notes shall, on the date created, equal the Outstanding Principal Balance of the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes, (c) the weighted average interest rate of all such new notes or modified notes or mezzanine notes throughout the term of the Loan shall equal the interest rate applicable to the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes, (d) the scheduled debt service payments and amortization (thirty (30) years on the original principal balance of the Note) on all such new notes or modified notes or mezzanine notes shall throughout the term of the Loan equal the scheduled debt service payments and amortization under the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes and (e) all other economic terms of the Loan shall remain materially the same. At Lender’s election, each note comprising the Loan may be subject to one or more Secondary Market Transactions. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this

Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification, including, without limitation, an amendment to the Cash Management Agreement to reflect the newly created notes, components and/or mezzanine loans.
Section 9.4    Secondary Market Transaction Costs. All costs and expenses incurred by Borrower, Guarantors, Manager and their respective Affiliates and Lender in connection with Sections 9.1 and 9.3 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower; provided that such costs and expenses shall not exceed $10,000, and any excess amount shall be the obligation of Lender.
ARTICLE 10:    DEFAULTS
Section 10.1    Events of Default.
(a)    Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):
(i)    if any monthly installment of principal and/or interest due under the Note or any payment of Reserve Funds due under this Agreement or the payment of the Obligations due on the Maturity Date is not paid when due;
(ii)    if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;
(iii)    if any of the Taxes or Other Charges are not paid when due, unless Lender is paying such Taxes pursuant to Section 6.2;
(iv)    if the Policies are not (A) delivered to Lender or (B) kept in full force and effect, each in accordance with the terms and conditions hereof;
(v)    subject to the provisions of Sections 8.1 and 8.2, if Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1;
(vi)    if any representation or warranty made by Borrower or Guarantors in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such representation or warranty was made;
(vii)    (A) if Borrower or Sole Member shall make an assignment for the benefit of creditors or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if

Guarantors shall make an assignment for the benefit of creditors;
(viii)    (A) if a receiver, liquidator or trustee shall be appointed for Borrower or Sole Member or if Borrower or Sole Member shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Sole Member, or if any proceeding for the dissolution or liquidation of Borrower or Sole Member shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Sole Member, upon the same not being discharged, stayed or dismissed within ninety (90) days or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if a receiver, liquidator or trustee shall be appointed for Guarantor or if Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, Guarantor, or if any proceeding for the dissolution or liquidation of Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;
(ix)    if Borrower attempts to assign its rights or delegate its duties under any of the Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(x)    if any of the assumptions contained in any Insolvency Opinion is or shall become untrue in any material respect due to the affirmative acts or intentional omissions of Borrower or Sole Member;
(xi)    if Borrower breaches any representation, warranty or covenant contained in Sections 3.1.24 or 4.1.15 hereof or on Schedule III attached hereto; provided however, that any such breach or violation (excluding any breach or violation of subsections (a), (b), (d), (e), (k), (n), (u), (y) or (z) of Schedule III) shall not result in an Event of Default hereunder if (i) such breach or violation was inadvertent or immaterial, is susceptible of cure and would not be reasonably likely to result in a Material Adverse Effect and (ii) within ten (10) days of the earlier of (x) notice of such breach or violation from Lender or (y) the date Borrower becomes aware of such breach or violation, Borrower cures such breach or violation and provides Lender with satisfactory evidence of same, and upon request, delivers to Lender an Insolvency Opinion acceptable to Lender (if an Insolvency Opinion was delivered to Lender at any time prior to such default and cure);

(xii)    if Borrower shall be in default under any mortgage or security agreement covering any part of the Properties whether it be superior or junior in Lien to each Mortgage;
(xiii)    subject to Borrower’s right to contest as provided in Section 3.6 of each Mortgage, if either Property becomes subject to any mechanic’s, materialman’s or other Lien, except a Lien for Taxes not then due and payable, and such Lien is not discharged of record, by bonding or otherwise, within thirty (30) days after Borrower receives actual notice thereof (from whatever source); provided, however, that, with respect to a mechanic’s or materialman’s Lien arising from the performance by a Tenant of any tenant improvements, Borrower shall have until five (5) days past the permitted cure period with respect to such Lien under the applicable Lease to discharge of record such Lien;
(xiv)    except as permitted herein, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;
(xv)    if, without Lender’s prior written consent, (A) either Management Agreement is terminated (and no replacement Management Agreement has been executed in accordance with the terms and provisions of this Agreement), (B) except as permitted herein, the ownership in excess of fifty percent (50%), management or control of an Affiliated Manager is transferred to any Person not owned or controlled by one of the Guarantors or an Affiliate of one of the Guarantors, (C) there is a material change in either Management Agreement, or (D) there shall be a material default beyond any applicable notice and cure period by Borrower under either Management Agreement;
(xvi)    if Borrower ceases to continuously operate the Properties or any material portion thereof as a manufactured or mobile home community for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender or resulting from a Casualty or Condemnation);
(xvii)    if Borrower acts or neglects to act in such a manner as to be considered a default under the Operating Agreements and such default causes a Material Adverse Effect;
(xviii)    If Borrower fails to replace Rudgate Guarantor with a Satisfactory Rudgate Replacement Guarantor upon the death or incompetency of Rudgate Guarantor in accordance with the terms and provisions of Section 8.3 hereof;
(xix)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xviii) above or (xx) below or in any other Loan Document, (A) for ten (10) days after the earlier of (1) Borrower’s knowledge thereof and (2) notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or (B) for thirty (30) days after the earlier of (1) Borrower’s knowledge thereof and (2) notice from Lender, in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period; and provided, further, that Borrower shall have commenced to cure such Default within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such additional time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or
(xx)    if there shall be a default under any of the other Loan Documents beyond any applicable notice and/or cure periods contained in such Loan Documents, whether as to Borrower, Guarantors or Manager, or if any other such event shall occur or condition shall exist, and the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations.
(b)    Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Properties, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Properties, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all other Obligations of Borrower under the Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.
Section 10.2    Remedies.
(a)    Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.
(b)    Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, each Property shall remain subject to each Mortgage to secure payment of the sums secured by each Mortgage and not previously recovered.
(c)    Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof. Borrower shall be obligated to pay all costs and expenses incurred in connection with the preparation, execution, recording and filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)    Any amounts recovered from the Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.
Section 10.3    Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained in the Loan Documents beyond any applicable notice and cure period, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided under any of the Loan Documents or releasing Borrower from any covenant or obligation under the Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand, and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest at the Default Rate. Lender shall have no obligation to send notice to Borrower of any such failure.
Section 10.4    Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to the Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
ARTICLE 11:    MISCELLANEOUS
Section 11.1    Successors and Assigns; Assignments and Participations. Except as expressly permitted under Section 8.1, Borrower may not assign, transfer or delegate its rights or obligations under the Loan Documents without Lender’s prior written consent, and any attempted assignment, transfer or delegation without such consent shall be null and void. Lender may assign, pledge, participate, transfer or delegate, as applicable, to one (1) or more Persons, all or a portion of its rights and obligations under the Loan Documents. The assigning Lender shall have no further obligations under the Loan Documents for obligations arising from and after the date of any such assignment or transfer. In connection with any such assignment, pledge, participation, transfer or delegation, Lender may disclose to the assignee, pledgee, participant, transferee or delegee or proposed assignee, pledgee, participant, transferee or delegee, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of Borrower or any of its Affiliates. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 11.2    Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter, or to decide whether arrangements or terms are satisfactory or not satisfactory, shall be substituted therefor, which such decision shall be based upon Lender’s good faith determination of Rating Agency criteria (unless Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement, in which case the discretion afforded to Lender in connection with such independent approval right shall apply instead).
Section 11.3    Governing Law.
(A)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED TO LENDER BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTIES ARE LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR

BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
Han-Hsien Tuan
c/o Wong Fleming
Rockefeller Center
1230 Avenue of the Americas
Seventh Floor
New York, New York 10020
(C)    AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 11.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of any Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 11.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.
Section 11.6    Notices.
(a)    All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (i) three (3) days after the date such Notice is mailed, if sent by registered or certified mail, (ii) on the date of delivery by hand, if delivered during business hours on a Business Day (otherwise on the next Business Day), and (iii) on the next Business Day, if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Ladder Capital Finance LLC 345 Park Avenue, 8th Floor New York, New York 10154 Attention: Pamela McCormack
with a copy to	DLA Piper LLP(US) 1251 Avenue of the Americas New York, New York 10020 Attention: Jeffrey B. Steiner, Esq.
and with a copy to:	Wells Fargo Bank, N.A. Commercial Mortgage Financing 201 South College Street, NC1075 Charlotte, North Carolina 28244-1075 Attention: Domenica White

If to Borrower:
c/o Sun Communities, Inc.
27777 Franklin Road – Suite 200
Southfield, Michigan 48034
Attention: Gary Shiffman

c/o Rudgate Manager LLC
201 W. Big Beaver Road, Suite 720
Troy, Michigan 48084
Attention: Graham Orley

with a copy to: and with a copy to:
Jaffe Raitt Heuer & Weiss, P.C.
27777 Franklin Road – Suite 2500
Southfield, Michigan 48034
Attention: Richard A. Zussman, Esq.
Facsimile No.: (248) 351-3082

Maddin Hauser P.C.
28400 Northwestern Hwy, Suite 300
Southfield, Michigan 48034
Attention: Lowell Salesin, Esq.
Facsimile No.: (248) – 359-6189

(b)    Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.
Section 11.7    Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 11.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 11.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under any Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 11.10    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, federal, state, local or foreign law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 11.11    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which the Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 11.12    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under the Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 11.13    Expenses; Indemnity.
(a)    Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by Borrower or Guarantors except as otherwise provided herein; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to the Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Properties or any other security given for the Loan; and (vi) enforcing any Obligations of or collecting any payments due from Borrower or Guarantors under the Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any Bankruptcy Action; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction. Any costs due and payable to Lender may be paid, at Lender’s election in its sole discretion, from any amounts in the Cash Management Account.
(b)    Subject to the terms of Section 11.22 hereof, Borrower shall indemnify, defend and hold harmless the Lender Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any Lender Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Lender Indemnified Party in any manner relating to or arising out of (i) any default or breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, the Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any materials or information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of each Mortgage, the Properties or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Properties or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Properties or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of each Property; (viii) any failure of either Property to comply with any Legal Requirement; (ix) unless due to the affirmative act of Lender, any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving either Property or any part thereof, or any liability asserted against such Lender Indemnified Party with respect thereto; (x) the claims of any lessee of any portion of either

Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; and (xi) any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements arise out of any untrue statement of any material fact in any materials or information provided by or on behalf of Borrower or arise out of the omission to state a material fact in such materials or information required to be stated therein or necessary in order to make the statements in such materials or information, in light of the circumstances under which they were made, not misleading (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnified Parties hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnified Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnified Parties. The provisions of Section 11.13(a) and this Section 11.13(b) shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of the Mortgage.
(c)    Borrower hereby agrees to pay for or, if Borrower’s fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of the Loan Documents, and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to obtaining any such consent, approval, waiver or confirmation.
Section 11.14    Schedules Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 11.15    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims and defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 11.16    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.
(b)    The Loan Documents are solely for the benefit of Lender and nothing contained in the Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan (and disburse Reserve Funds) hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 11.17    Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of its Affiliates shall be subject to the prior approval of Lender.
Section 11.18    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Properties, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Properties in preference to every other claimant whatsoever.
Section 11.19    Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.
Section 11.20    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 11.21    Brokers and Financial Advisors.
Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including a broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations.
Section 11.22    Exculpation.
Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower, or its members or managers, to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Properties, the Gross Revenues, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Properties, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower solely in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)    the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Mortgage or any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any such document;
(ii)    material physical waste or, after the occurrence and during the continuance of an Event of Default, the removal or disposal of any portion of either Property in violation of the Loan Documents and caused by Borrower, Affiliated Manager, Guarantors or any Affiliate of Borrower, Affiliated Manager or Guarantors;
(iii)    the misapplication, misappropriation or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to either Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of either Property, (C) any Gross Revenues (whether before or after an Event of Default), to the extent such misapplication, misappropriation or conversion consists of a failure to deposit such Gross Revenues into the Clearing Accounts in accordance with the terms of this Agreement, or (D) any Gross Revenues after an Event of Default (including, without limitation, Lease Termination Payments and any security deposits, advance deposits or any other deposits collected with respect to either Property (including the failure to deliver any such deposits to Lender upon a foreclosure of either Property or an action in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and conditions of the applicable Lease prior to the occurrence of the Event of Default giving rise to such foreclosure or action in lieu thereof));
(iv)    the failure to pay charges for labor or materials or other charges that can create Liens on any portion of either Property to the extent such Liens are not bonded over or discharged in accordance with the Loan Documents, except with respect to any Liens which exist due to Borrower’s inability to make the required payments because there is not sufficient Rents from the Properties to make such payments so long as Borrower has not applied the Rents from the Properties in violation of the Loan Documents and Borrower contracted for such labor or materials in the ordinary course of business in accordance with the terms of the Loan Documents and with the good faith belief that there would be sufficient funds to timely pay such sums;
(v)    the failure to (A) pay Taxes or (B) obtain and maintain the fully paid for Policies in accordance with Section 5.1 hereof, except if such failure to pay arose because (1) there was not sufficient Rents from the Properties to make such payments so long as Borrower has not applied the Rents from the Properties in violation of the Loan Documents or (2) funds in the Tax Account or Insurance Account, as applicable, were not used for such purpose or applied by the Lender in any other manner; provided however, any such liability for Taxes and Insurance Premiums shall cease with respect to Taxes and Insurance Premiums payable after Borrower is not in possession or control of the Property;
(vi)    in connection with the Loan or the Properties, Borrower, Guarantors, or any Affiliate of Borrower or Guarantors, engages in any action constituting fraud, willful or material misrepresentation, gross negligence or willful misconduct;
(vii)    the failure by Borrower to satisfy in full its indemnification obligations pursuant to and in accordance with the terms and provisions of Section 9.2 hereof;
(viii)    the forfeiture by Borrower of the Properties, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (“RICO”), that results from conduct or purported conduct of criminal activity by Borrower or Guarantors or any of their respective Affiliates;
(ix)    Borrower fails to (A) permit on-site inspections of the Properties, (B) provide financial information, or (C) timely appoint a new property manager at the request of Lender, each as required by, and in accordance with, the terms and provisions of, the Loan Documents and such failure continues for ten (10) days after notification from Lender;
(x)    Borrower fails to comply with any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 or Schedule III attached hereto;
(xi)    any Guarantor, any Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Note, the Mortgage or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan and which the Court in any such action or proceeding determines in a final, non-appealable order is frivolous, brought in bad faith or wholly without basis in fact or law; or
(xii)    The failure of the Borrower to receive insurance proceeds in connection with the coverages required under Section 5.1.1(a)(ii) of the Loan

Agreement, due to the existence of a deductible, such liability of the Guarantor to be limited to the amount by which the deductible applicable to the Borrower’s insurance coverages required under Section 5.1.1(a)(ii) of the Loan Agreement exceeds $100,000.
Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur:

A.	the first Monthly Debt Service Payment under the Note is not paid in full when due;

B.
Borrower fails to comply with any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 or Schedule III attached hereto, and a court of competent jurisdiction orders a substantive consolidation of the assets and liabilities of Borrower with those of any other Person based on such failure, and/or (B) either Property, or any portion thereof, or interest therein, becomes an asset in an involuntary bankruptcy or insolvency proceeding filed against Borrower as a result of the failure of Borrower to comply with any representation, warranty or covenant set forth in clauses (a), (b), (e), (k) or (n) of Schedule III attached hereto, unless such proceeding is discharged, stayed or dismissed within 90 days;

C.
Borrower fails to obtain Lender’s prior consent to any Indebtedness (which, for clarification, shall not mean trade payables, operating expenses, capital expenditures, property taxes, sums due the Manager or the Mezzanine Loan) or any voluntary Lien encumbering either Property or any portion thereof or interest therein, except to the extent expressly permitted by the Loan Documents and excluding any Liens described in subparagraph (iv) above;

D.	Borrower fails to obtain Lender’s prior consent to any Transfer, except to the extent expressly permitted by the Loan Documents;

E.	Borrower files a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law;

F.	an Affiliate, officer, director or representative which controls, directly or indirectly, Borrower files, or joins in the filing of,

an involuntary petition against Borrower under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;

G.
Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

H.
any Affiliate, officer, director or representative which controls Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any portion of either Property, other than at the request of Lender;

I.
Borrower makes an assignment for the benefit of creditors, or admits in any legal proceeding, its insolvency or inability to pay its debts as they become due unless to do otherwise would require a false statement or violate Rule 9011 of the Federal Rules of Bankruptcy Procedure or other applicable rules requiring a sufficient legal and factual basis for filing papers in a proceeding under Federal or state insolvency law.

J.
(i) the manager of the Mezzanine Borrower appointed by the Mezzanine Lender affirmatively votes in favor of allowing the Mezzanine Borrower to consent to the Borrower filing a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or (ii) Sun Guarantor, or any Affiliate owned or controlled in majority part by Sun Guarantor or Sun Communities, files, or joins in the filing of, any involuntary petition against Borrower under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person.

K.
failure within twenty-one (21) days after the date hereof, to (x) establish Clearing Accounts as contemplated under the terms of the Loan Agreement at a deposit bank reasonably acceptable to Lender (“Deposit Bank”), (y) deliver a fully executed Deposit Account Control Agreement among Borrower, Manager, Lender and Deposit Bank, in form and substance reasonably acceptable to Lender (“Deposit

Account Control Agreement”) and (z) deliver to Lender any and all corporate authority documents on behalf of Borrower to demonstrate their authority to enter into the Deposit Account Control Agreement together with opinions of counsel as to the authorization, execution, delivery, enforceability and grant and perfection of security interests in the accounts in favor of Lender. Upon satisfaction of the conditions set forth in this subsection K, this non-recourse carveout shall terminate and be of no further force and effect. Within 10 days after written request therefor, Lender will provide written confirmation to Borrower and Sun Guarantor that such conditions have been met (if accurate) and that such non-recourse carveout has been terminated and is of no further force and effect.
As used in this Section 11.22, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
Section 11.23    Prior Agreements. The Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Application Letter dated August 17, 2012 between Rudgate Clinton Estate, LLC, Rudgate Clinton, Company Limited Partnership, Rudgate Village Company Limited Partners and Lender, are superseded by the terms of the Loan Documents.
Section 11.24    Servicer.
(a)    At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, designees or nominees, collectively, “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under the Loan Documents to the Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for payment of any set-up fees and other initial costs relating to or arising under the Servicing Agreement or for payment of a scheduled monthly servicing fee; provided, however, Borrower shall pay (i) any fees and expenses of Servicer (including, without limitation, attorneys’ fees and disbursements) in connection with any release of the Properties, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or other matters requested by Borrower or Guarantors, special servicing or workout of the Loan or enforcement of the Loan Documents, including, without limitation, any liquidation fees in connection with the exercise of any or all remedies permitted under this Agreement so long as such fees and expenses are reasonable and commensurate with charges imposed by the Servicer for similar actions with respect to loans similar to the Loan and (ii) the reasonable costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) required under the Servicing Agreement or that a Servicer may otherwise require under the Servicing Agreement (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement) to the extent required under the terms of the Loan Documents. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto pursuant to the terms of the Loan Documents.
(b)    Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantors under the Loan Documents.
(c)    Provided Borrower shall have received notice from Lender of Servicer’s address, Borrower shall deliver, and cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower and/or Guarantors deliver to Lender pursuant to the Loan Documents. No delivery of any such notices or other documents shall be of any force or effect unless delivered to Lender and Servicer as provided in this Section 11.24(c).
Section 11.25    Joint and Several Liability. If more than one Person has executed any of the Loan Documents as “Borrower,” the representations, covenants, warranties and obligations of all such Persons under such Loan Documents shall be joint and several.
Section 11.26    Creation of Security Interest. Notwithstanding any other provision set forth in the Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under any of the Loan Documents (including, without limitation, payments owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to secure a borrowing by Lender or its Affiliates from any Person that purchases or funds financial assets.
Section 11.27    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
Section 11.28    Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by Legal Requirements, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in accordance with Legal Requirements, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 11.29    Certain Additional Rights of Lender (VCOC).
Notwithstanding anything to the contrary contained in the Loan Documents, Lender shall have:
(a)    the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower, including, but not limited to, with respect to (i) annual operating and capital budgets, (ii) insurance, (iii) material leases and lease forms, (iv) property management and leasing agents and amendments, modifications or termination of any agreements with such agents, and (v) changes in business; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times upon reasonable notice;
(b)    the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;
(c)    the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.7 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and
(d)    the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Properties) and to restrict any financing and/or Indebtedness with respect thereto.

The rights described above in this Section 11.29 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender. As used in this Section 11.29, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
ARTICLE 12:    MEZZANINE LOAN
Section 12.1    Mezzanine Loan Notice.
(i)    Promptly after receipt (but no more than five (5) Business Days after receipt), Borrower will deliver to Lender a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) received from Mezzanine Lender by Mezzanine Borrower or any guarantor under the Mezzanine Loan Documents.
(ii)    Unless otherwise delivered to Lender pursuant to the provisions of Section 4.1.7 hereof, Borrower will deliver to Lender all of the financial statements and material reports, certificates and related items delivered or required to be delivered by Mezzanine Borrower to Mezzanine Lender under the Mezzanine Loan Documents as and when due under the Mezzanine Loan Documents.
Section 12.2    Mezzanine Loan Estoppels. After written request by Lender made no more than one time in any calendar year, Borrower shall from time to time, use reasonable efforts to obtain from Mezzanine Lender such estoppel certificates with respect to the status of the Mezzanine Loan and compliance by Mezzanine Borrower with the terms of the Mezzanine Loan Documents as may reasonably be requested by Lender. In the event or to the extent that Mezzanine Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnished to Lender estoppels executed by Mezzanine Borrower, each expressly representing to Lender the information requested by Lender regarding the status of the Mezzanine Loan and the compliance by Mezzanine Borrower with the terms of the Mezzanine Loan Documents. Subject to Section 11.22 hereof, Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mezzanine Loan which was misrepresented in any material respect by Borrower in, or which warrants disclosure and was omitted from such estoppel executed by Mezzanine Borrower.
Section 12.3    Intercreditor Agreement. Borrower hereby acknowledges and agrees that (a) an Intercreditor Agreement (as modified, amended, supplemented or replaced from time to time, the “Intercreditor Agreement”) entered into by and among Lender and Mezzanine Lender will be solely for the benefit of Lender and Mezzanine Lender, (b) neither Borrower nor Mezzanine Borrower shall be intended third party beneficiaries of any of the provisions therein, and (c) neither Borrower nor Mezzanine Borrower shall have any rights thereunder or shall be entitled to rely on any of the provisions contained therein. Neither of Lender or Mezzanine Lender shall have any obligation to disclose to Borrower or Mezzanine Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are and will be independent of the Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.
Section 12.4    Direction of Mezzanine Borrower. Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any other Loan Documents to the effect that (i) Borrower shall cause, direct, permit or allow Mezzanine Borrower to act or to refrain from acting in any manner or (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mezzanine Borrower, or (iii) other similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, with respect to Borrower, and to the fullest extent permitted by applicable law, the power (whether direct or indirect) of Borrower to direct Mezzanine Borrower (through ownership of voting securities or partnership or limited liability company or other ownership interests), to bring about or effect a desired result. Lender hereby specifically acknowledges that Borrower does not, directly or indirectly, hold or own any voting securities or partnership or limited liability company or other ownership interest in Mezzanine Borrower, or have any other contractual relationship or agreement with Mezzanine Borrower, and therefore Borrower, cannot, through ownership of voting securities or partnership or limited liability company or other ownership interests, or other contract or agreement, direct Mezzanine Borrower to bring about or effect a desired result.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER

LADDER CAPITAL FINANCE LLC

By:    /s/ David M. Traitel
Name: David M. Traitel
Title:    Managing Director

BORROWER:

RUDGATE VILLAGE SPE, LLC, a Delaware limited liability company

By: Rudgate Manager, LLC, a Michigan limited liability company

By: /s/ Graham Orley
Name: Graham Orley
Title: Co-Manager

By: /s/ Gregg Orley
Name: Gregg Orley
Title: Co-Manager

RUDGATE CLINTON SPE, LLC, a Delaware limited liability company

By: Rudgate Manager, LLC, a Michigan limited liability company

By:/s/ Graham Orley
Name: Graham Orley
Title: Co-Manager

By: /s/ Gregg Orley
Name: Gregg Orley
Title: Co-Manager

RUDGATE CLINTON ESTATES SPE, LLC, a Delaware limited liability company

By: Rudgate Manager, LLC, a Michigan limited liability company

By:/s/ Graham Orley
Name: Graham Orley
Title: Co-Manager

By: /s/ Gregg Orley
Name: Gregg Orley
Title: Co-Manager

SCHEDULE I
DEFINITION
“Abandoned Homes” shall mean those manufactured or mobile homes which are abandoned by Tenants and which Borrower takes possession of pursuant to the applicable Leases.
“Account” shall mean an Eligible Account at the Cash Management Bank controlled by Lender.
“Act” shall have the meaning set forth in clause (z)(viii) of Schedule III attached hereto.
“Adjusted Operating Expenses” shall mean, as of any date of determination by Lender, the greater of (i) actual Operating Expenses incurred during the preceding twelve (12) month period and (ii) the Operating Expenses provided for in the then-effective Approved Annual Budget for the succeeding twelve (12) month period, annualized and determined on a line by line basis in each case; provided, however, in the event that the Annual Budget requires approval by Lender and the Annual Budget has not been approved by Lender under Section 4.1.7(e) and/or Borrower has failed to deliver the financial statements required pursuant to this Agreement, Lender shall determine the amount of Adjusted Operating Expenses in its sole and absolute discretion.
“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all equity interests in such Person, (ii) is in control of, is controlled by or is under common ownership or control with such Person, (iii) is a director or executive officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” shall have a correlative meaning. For avoidance of doubt, Rudgate Communities and any entity controlled by Rudgate Communities shall not be considered an Affiliate of Sun Communities, Inc. or any entity controlled, directly or indirectly, by Sun Communities.
“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower, Sole Member or any Guarantor.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alteration Threshold” shall mean three percent (3%) of the Outstanding Principal Balance.
“Annual Budget” shall mean the operating and capital budget for the Properties setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower’s or Manager’s good faith estimate of anticipated Gross Revenue, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.
“Approved Annual Budget” shall have the meaning set forth in Section 4.1.7(e).

“Approved Capital Expenditures” shall mean Capital Expenditures incurred by Borrower and either (i) are included in the Annual Budget or, during a Cash Management Period, included in the Approved Annual Budget, (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed or (iii) included on the schedule of Approved Capital Expenditures attached hereto as Schedule IX.
“Approved Operating Expenses” shall mean Operating Expenses incurred by Borrower which (i) are included in the Annual Budget or, during a Cash Management Period, included in the Approved Annual Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Properties, (iii) are for property management fees payable to Manager under the Management Agreement, such amounts not to exceed 3.0% of the monthly Gross Revenue, (iv) are for asset management fees payable to Manager under the Management Agreement, such amounts not to exceed 4.0% of the monthly Gross Revenue, or (v) have otherwise been approved by Lender. During a Cash Management Period, Approved Operating Expenses shall not include any asset management fees payable to Manager under the Management Agreement.
“Assignment of Leases” shall mean collectively, the Clinton Assignment of Leases and the Manor Assignment of Leases.
“Assignment of Management Agreements” shall mean collectively, the Clinton Assignment of Management Agreement and the Manor Assignment of Management Agreement.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Properties.
“Bankruptcy Action” shall mean with respect to any Person (i) such Person filing a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Properties; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Borrower” shall have the meaning set forth in the Recitals to this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of Servicer are located.
“Capital Expenditure Account” shall have the meaning set forth in Section 6.5.1.
“Capital Expenditure Funds” shall have the meaning set forth in Section 6.5.1.
“Capital Expenditures” for any period shall mean amounts expended for replacements and alterations to the Properties (excluding tenant improvements) and required to be capitalized according to GAAP.
“Capital Expenditures Work” shall mean any labor performed or materials installed in connection with any Capital Expenditure.
“Cash Management Account” shall have the meaning set forth in Section 6.1.
“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, among Borrower, Lender, Manager and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Cash Management Bank” shall mean Wells Fargo Bank, N.A. and any successor Eligible Institution thereto.
“Cash Management Period” shall mean that certain period commencing upon a Sweep Event and terminating upon a Sweep Event Cure, if any; provided however, upon the fourth occurrence of a Sweep Event, the Cash Management Period shall continue through the term of the Loan notwithstanding a Sweep Event Cure relating to such Sweep Event.
“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Properties or any part thereof.
“Casualty and Condemnation Account” shall have the meaning set forth in the Cash Management Agreement.
“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c).
“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d).
“Clearing Accounts” shall have the meaning set forth in Section 6.1.
“Clearing Account Agreements” shall mean collectively, the Clinton Clearing Account Agreement and the Manor Clearing Account Agreement.
“Clearing Bank” shall have the meaning set forth in Section 6.1.

“Clinton Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Clinton Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Clinton Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Clinton Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Clinton Borrower” shall mean collectively, Clinton 1 Borrower and Clinton 2 Borrower.
“Clinton 1 Borrower” shall mean Rudgate Clinton SPE, LLC, a Delaware limited liability company.
“Clinton 2 Borrower” shall mean Rudgate Clinton Estates SPE, LLC, a Delaware limited liability company.
“Clinton Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement, to be entered into within 21 days of the date hereof, by and among Clinton Borrower, Lender, Manager, and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Clinton Management Agreement” shall mean the management agreement entered into by and between Clinton Borrower and Manager, pursuant to which Manager is to provide property and asset management and other services with respect to the Clinton Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Clinton Mortgage” shall mean that certain first priority Mortgage dated as of the date hereof, executed and delivered by Clinton Borrower as security for the Loan and encumbering the Clinton Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Clinton Property” shall mean the parcel of real property, the Improvements thereon and all personal property owned by Clinton Borrower and encumbered by the Clinton Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clause of the Clinton Mortgage. For avoidance of doubt, the Clinton Property shall not include (i) manufactured homes, whether owned by Manager, Sun Guarantor, or an Affiliate of Manager or Sun Guarantor, (ii) leases for manufactured homes or any contract providing for the sale of any manufactured homes, whether in the name of Manager, Sun Guarantor or an Affiliate of Manager or Sun Guarantor, or (iii) manufactured homes owned by Tenants.
“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Properties or any part thereof.
“CPI” shall mean the Consumer Price Index, as published by the United States Department of Labor, Bureau of Labor Statistics for the region in which the Properties are located or any substitute index hereafter adopted by the United States Department of Labor.
“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Lender in respect of the Loan under the Loan Documents.
“Debt Service” shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Note.
“Debt Service Account” shall have the meaning set forth in the Cash Management Agreement.
“Debt Service Coverage Ratio” shall mean a ratio, as determined by Lender, in which, as of any date of determination by Lender:
(i)    the numerator is the Pro Forma Net Cash Flow, without deduction for (a) actual property and asset management fees, or (b) actual amounts paid to the Reserve Funds, less (1) property management fees equal to the greater of (A) assumed property management fees of three percent (3.0%) of Gross Revenue and (B) actual property management fees incurred, (2) Capital Expenditure Fund contributions equal to the greater of (A) assumed Capital Expenditure Fund contributions in an annual amount equal to $50 per pad site at the Properties and (B) the actual Capital Expenditure Fund contribution required to be made on the most recent Monthly Payment Date, annualized and (3) a vacancy allowance based on the actual vacancy rate at the Properties; and
(ii)    the denominator is the Debt Service projected by Lender to be due and payable during the succeeding twelve (12) month period based on the Outstanding Principal Balance.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.
“Defeasance” shall have the meaning set forth in Section 2.6.1.
“Defeasance Collateral” shall have the meaning set forth in Section 2.6.1(c)(i).
“Defeasance Security Agreement” shall have the meaning set forth in Section 2.6.1(c)(ii).
“Deposit Account Control Agreement” shall have the meaning set forth in Section 11.22(K).
“Disclosure Document” shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization, including, but not limited to, any preliminary or final offering circular, prospectus, prospectus supplement, free writing prospectus, private placement memorandum or other offering documents, marketing materials or information.
“Easements” shall have the meaning set forth in Section 3.1.12.
“Eligible Account” shall have the meaning set forth in the Cash Management Agreement.
“Eligible Institution” shall have the meaning set forth in the Cash Management Agreement.
“Embargoed Person” shall have the meaning set forth in Section 4.2.16.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Sun Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.
“ERISA” shall have the meaning set forth in Section 4.2.13.
“Event of Default” shall have the meaning set forth in Section 10.1.
“Excess Cash Flow” shall have the meaning set forth in Section 6.11.1.
“Excess Cash Flow Account” shall have the meaning set forth in Section 6.9.
“Excess Cash Flow Funds” shall have the meaning set forth in Section 6.9.
“Exchange Act” shall have the meaning set forth in Section 9.2(a).
“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.

“Excluded Leases” shall mean Leases with dealers of manufactured and mobile homes and Leases with lenders that provide financing for manufactured home buyers, including, but not limited to, 21st Mortgage Corporation.
“Extraordinary Expense” shall have the meaning set forth in Section 4.1.7(e).
“Final Member” shall have the meaning set forth in clause (z)(ix) of Schedule III attached hereto.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
“Fitch” shall mean Fitch IBCA, Inc.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“Government Lists” shall have the meaning set forth in Section 4.2.16(b).
“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.
“Gross Revenue” shall mean all revenue, including, without limitation, Rents, derived from the ownership and operation of the Properties from whatever source.
“Guaranteed Obligations” shall have the meaning ascribed to that term in the Guaranty.
“Guarantor” or “Guarantors” shall mean, individually and collectively, as the context may require, Rudgate Guarantor and Sun Guarantor.
“Guaranty” shall mean collectively, the Sun Guaranty and the Rudgate Guaranty.
“Hedge Losses” shall mean all actual losses incurred by Lender or its affiliates in connection with the hedge positions taken by Lender or its affiliates with respect to the Interest Rate. Borrower acknowledges that such hedging transactions may include the sale of U.S. Obligations or other securities and/or the execution of certain derivative transactions, which hedging transactions would have to be “unwound” if all or any portion of the Loan is paid down.
“Immediate Family Member” shall mean the spouse, parent, sibling, child (including stepchild) and child’s spouse or grandchild (including step-grandchild) and grandchild’s spouse of an interest holder in the Borrower.

“Improvements” shall have the meaning set forth in the granting clause of each Mortgage.
“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).
“Indemnified Persons” shall have the meaning set forth in Section 9.2(b).
“Independent Director” shall have the meaning set forth in clause (y) of Schedule III attached hereto.
“Insolvency Opinion” shall mean, as the context may require, any bankruptcy non-consolidation opinion letter delivered to Lender in connection with the Loan, including any bankruptcy non-consolidation opinion letter delivered to Lender after the closing of the Loan pursuant to the terms and conditions of the Loan Documents.
“Insurance Account” shall have the meaning set forth in Section 6.4.1.
“Insurance Funds” shall have the meaning set forth in Section 6.4.1.
“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).
“Insurance Proceeds” shall mean all payments from any insurance company payable as a result of the Policies required by Article 5 hereof or any other insurance policy covering the Properties and/or Borrower.
“Intercreditor Agreement” shall have the meaning set forth in Section 12.3.
“Interest Period” shall have the meaning set forth in Section 2.3.1.
“Interest Rate” shall mean a rate of FOUR AND SIX HUNDRED FIFTY THOUSANDTHS percent (4.650%) per annum.
“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in either Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. For avoidance of doubt, the term Lease shall not include any lease of a manufactured home entered into by Manager, Sun Guarantor or an Affiliate of Manager or Sun Guarantor.
“Lease Termination Payments” shall have the meaning set forth in Section 6.6.1(b)(i).
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Guarantors or the Properties or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, the rules and regulations promulgated pursuant to any of the foregoing, and all permits, licenses and authorizations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Guarantors or the Properties or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Properties or any part thereof or (ii) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the Recitals to this Agreement.
“Lender Indemnified Parties” shall mean Lender and any designee of Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with such Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in a Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issues in a Securitization, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the Lien created by the Loan Documents are or will be recorded or filed, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), any Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure thereof, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any and all of the foregoing.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without the payment of a transfer fee), clean, evergreen (or not expiring until at least thirty (30) Business Days after the Stated Maturity Date) sight draft letter of credit acceptable to Lender and the Rating Agencies in favor of Lender and entitling Lender to draw thereon in New York, New York based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution and with respect to which Borrower has no reimbursement obligation. The evergreen clause of each Letter of Credit shall provide that the expiration date of such Letter of Credit shall automatically extend (i.e., without requiring a consent, approval, amendment or other modification) for additional periods from the current or each future expiration date unless the issuing bank provides Lender and Servicer with written notice that such Letter of Credit will not be renewed at least sixty (60) days, and not more than ninety (90) days, prior to the date on which the outstanding Letter of Credit is scheduled to expire. Lender shall have the right immediately to draw down any Letter of Credit in full and hold the proceeds of such draw in the same manner as funds deposited in the Reserve Funds (i) if at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, (ii) with respect to an evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (iii) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (iv) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided prior to such termination), or (v) during the continuance of an Event of Default. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of any of the foregoing events and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.
“Liabilities” shall have the meaning set forth in Section 9.2(b).
“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of either Property or any interest therein, or any direct or indirect interest in Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Loan” shall mean the loan in the original principal amount of FORTY FIVE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($45,900,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreements, the Environmental Indemnity, the Assignment of Management Agreements, the Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan.
“Major Contract” shall mean (i) any management, brokerage or leasing agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases and utility contracts) of a material nature (materiality for these purposes to include contracts in excess of $500,000 per annum or which, in the case of contracts with Affiliates of the Borrower or Manager only, extend beyond one year (unless cancelable on thirty (30) days or less notice)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of either Property, whether written or oral; provided, however, that a contract for laundry, cable, internet or water meter reading shall not be considered a Major Contract, even if such contract is in excess of $500,000 per annum, as long as such contract is with an unaffiliated third party and not with an Affiliate of the Borrower or Manager.
“Major Lease” shall mean any Lease, other than Excluded Leases, which, either individually, or when taken together with any other Lease with the same Tenant or its Affiliates covers more than 16 pad sites at the Properties.
“Management Agreement” shall mean collectively, the Clinton Management Agreement and the Manor Management Agreement.
“Manager” shall mean Sun Home Services, Inc., a Michigan corporation, or any other manager approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents, including, without limitation, Article 7.
“Manager Termination Ratio” shall have the meaning set forth in Section 7.3.
“Manor Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Manor Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Manor Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Manor Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Manor Borrower” shall mean Rudgate Village SPE, LLC, a Delaware limited liability company.
“Manor Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement, to be entered into within 21 days of the date hereof, by and among Manor Borrower,

Lender, Manager, and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Manor Management Agreement” shall mean the management agreement entered into by and between Manor Borrower and Manager, pursuant to which Manager is to provide property and asset management and other services with respect to the Manor Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Manor Mortgage” shall mean that certain first priority Mortgage dated as of the date hereof, executed and delivered by Manor Borrower as security for the Loan and encumbering the Manor Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Manor Property” shall mean the parcel of real property, the Improvements thereon and all personal property owned by Manor Borrower and encumbered by the Manor Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clause of the Manor Mortgage. For avoidance of doubt, the Manor Property shall not include (i) manufactured homes, whether owned by Manager, Sun Guarantor, or an Affiliate of Manager or Sun Guarantor, (ii) leases for manufactured homes or any contract providing for the sale of any manufactured homes, whether in the name of Manager, Sun Guarantor or an Affiliate of Manager or Sun Guarantor, or (iii) manufactured homes owned by Tenants.
“Material Action” means, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, state, local or foreign law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.
“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets, condition (financial or otherwise), equity, contingent liabilities, prospects, material agreements or results of operations of Borrower, Sole Member, Guarantors or the Properties, (ii) the ability of Borrower or Guarantors to perform their respective obligations under any of the Loan Documents, (iii) the enforceability or validity of any of the Loan Documents, the perfection or priority of any Lien created under any of the Loan Documents or the rights, interests or remedies of Lender under any of the Loan Documents, or (iv) the value, use operation of, or cash flows from, the Properties.
“Material Alteration” shall have the meaning set forth in Section 4.1.11.
“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Maximum Affiliate Owned Homes” shall mean, with respect to the Clinton Property, up to 100 pad sites (including the Personnel Occupied Homes) and with respect to the Manor Property, up to 140 pad sites (including the Personnel Occupied Homes). For the avoidance of doubt, Maximum Affiliate Owned Homes shall not include any manufactured or mobile homes which is subject to a retail installment contract.
“Maximum Capital Expenditure Amount” shall mean Seventy Nine Thousand, Eight Hundred Ninety Six and No/100 Dollars ($79,896.00).
“Mezzanine Borrower” shall mean collectively, Rudgate Village Holdings, LLC, a Delaware limited liability company, Rudgate Clinton Holdings, LLC, a Delaware limited liability company and Rudgate Clinton Estates Holdings, LLC, a Delaware limited liability company, together with their successors and permitted assigns.
“Mezzanine Debt” shall mean the “Debt” as defined in the Mezzanine Loan Agreement.
“Mezzanine Lender” shall mean Sun Rudgate Lender, LLC.
“Mezzanine Loan” shall mean that certain loan in the original principal amount of Forty Million and No/100 Dollars ($40,000,000.00) made by Mezzanine Lender to Mezzanine Borrower pursuant to the Mezzanine Loan Agreement, as the same may be amended pursuant to the terms of the Mezzanine Loan Documents, subject to the terms of the Intercreditor Agreement.
“Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan Agreement, dated as of the date hereof, between Mezzanine Borrower and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mezzanine Loan Debt Service Payment Amount” shall mean the amount of the regularly scheduled payment of interest (excluding any default interest or balloon payment of principal) due and payable on each “Monthly Payment Date”, as defined in the Mezzanine Loan Agreement, pursuant to the Mezzanine Notes.
“Mezzanine Loan Documents” shall mean the Mezzanine Loan Agreement and all other documents or instruments evidencing, securing or guaranteeing the Mezzanine Loan executed and delivered by Mezzanine Borrower, in connection with the Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, subject to the terms of the Intercreditor Agreement.
“Mezzanine Notes” shall mean, collectively, (i) that certain Promissory Note (Mezzanine Loan) dated as of the date hereof made by Mezzanine Borrower to Mezzanine Lender, in the original principal amount of $25,000,000.00, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (ii) that certain Future Advance Note (Mezzanine Loan) dated as of the date hereof made by Mezzanine Borrower to Mezzanine Lender, in the original principal amount of $15,000,000.00, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Minimum Disbursement Amount” shall mean Ten Thousand and No/100 Dollars ($10,000.00).
“Monthly Debt Service Payment” shall have the meaning set forth in Section 2.3.1.
“Monthly Payment Date” shall mean the sixth (6th) day of every calendar month occurring during the Term commencing with December 6, 2012.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall mean collectively, the Clinton Mortgage and the Manor Mortgage.
“Net Operating Income” shall mean, for the period in question, the amount obtained by subtracting Operating Expenses for such period from Gross Revenue for such corresponding period.
“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to either Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Insurance Proceeds or (ii) the net amount of the Award payable as a result of any Condemnation of either Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Award.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f).
“Note” shall have the meaning set forth in Section 2.1.2.
“Notice” shall have the meaning set forth in Section 11.6.
“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally-recognized statistical rating agency for purposes of the Exchange Act irrespective of whether or not such credit rating agency has been engaged by Lender or another Indemnified Person to rate any of the Securities issued in connection with a Securitization of the Loan or any portion thereof.
“O&M Program” shall have the meaning set forth in Section 4.1.18.
“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.
“OFAC” shall have the meaning set forth in Section 4.2.16(b).

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Sole Member or the manager of the sole member of the Sole Member.
“Open Prepayment Date” shall mean the date which is the Monthly Payment Date occurring three (3) months prior to the Stated Maturity Date.
“Operating Agreements” shall mean any covenants, restrictions or agreements of record relating to the construction, operation or use of either Property.
“Operating Expense Account” shall have the meaning set forth in Section 6.8
“Operating Expense Funds” shall have the meaning set forth in Section 6.8.
“Operating Expenses” shall mean all costs and expenses relating to the operation, maintenance and/or management of the Properties, including utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments and property management fees payable under the Management Agreement, but excluding asset management fees payable under the Management Agreement, actual Capital Expenditures, depreciation, amortization, Debt Service, the Mezzanine Loan Debt Service Payment Amount and deposits required to be made to the Reserve Funds.
“Other Borrowers” shall mean, (i) with respect to Clinton 1 Borrower, Clinton 2 Borrower and Manor Borrower, (ii) with respect to Clinton 2 Borrower, Clinton 1 Borrower and Manor Borrower, and (iii) with respect to Manor Borrower, Clinton 1 Borrower and Clinton 2 Borrower.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.
“Other Obligations” shall mean (i) the performance of all obligations of Borrower contained herein; (ii) the performance of each obligation of Borrower contained in the Note or any other Loan Document; and (iii) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.
“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
“Patriot Act Offense” shall have the meaning set forth in Section 4.2.16(b).

“Payment Differential” shall mean, as of any Tender Date, an amount equal to (i) the Interest Rate minus the Reinvestment Yield as of such Tender Date, divided by (ii) 12, and multiplied by (iii) the Outstanding Principal Balance (or the portion thereof being prepaid) on such Tender Date, provided that the Payment Differential shall in no event be less than zero.
“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy and otherwise acceptable to Lender in its sole discretion, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (iv) any workers’, mechanics’ or similar Liens on either Property provided any such Lien is discharged or bonded in accordance with Section 3.6 of each Mortgage, and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.
“Permitted Indebtedness” shall have the meaning set forth in clause (d) of Schedule III attached hereto
“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.
“Permitted Transferee” shall mean a corporation, partnership (including a limited or limited liability limited partnership) or limited liability company that satisfies the following conditions: (i) such transferee and Transferee’s Principals shall be acceptable to Lender, which determination shall be based upon, inter alia, (a) such transferee and Transferee’s Principals having an aggregate net worth and liquidity reasonably satisfactory to Lender, (b) Lender’s receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such transferee and Transferee’s Principals, the results of which must be reasonably acceptable to Lender, and (c) such transferee and Transferee’s Principals otherwise satisfying Lender’s then current applicable underwriting criteria and requirements, (ii) such transferee shall qualify as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, and (iii) such transferee, together with Transferee’s Principals and Affiliates, shall be an experienced operator and/or owner of a manufactured or mobile homes community of similar size or income as the Properties, as evidenced by financial statements and other information reasonably requested by Lender or requested by the Rating Agencies.
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, real estate investment trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personnel Occupied Homes” shall mean, with respect to the Clinton Property, up to 2 manufactured or mobile homes and, with respect to the Manor Property, up to 2 manufactured or mobile homes.
“Policies” shall have the meaning set forth in Section 5.1.1(b).

“Post Closing Letter” shall mean that certain Post Closing Letter, dated as of the date hereof, delivered by the Borrower to Lender.
“Pro Forma Gross Revenue” shall mean, as of any date of determination by Lender, all sustainable Gross Revenue for the succeeding twelve (12) month period as determined by Lender, including, but not limited to, Rents, service fees or charges, license fees, parking fees, utility charges, escalations, rent concessions or credits and other pass-through or reimbursements paid by Tenants under Leases, but excluding (i) except in connection with standard and customary business practice, Rents from Tenants that have not accepted or are not in possession of the premises demised under their respective Leases, (ii) Rents from Tenants that (a) have not commenced paying then current monthly Rent (to the extent of such rent abatement) under their respective Leases (i.e. if a portion of Rents under such Lease is being paid, such amount shall not be excluded from the calculation of Pro Forma Gross Revenue), or (b) are in a free rent period under their respective Leases, (iii) Lease Termination Payments and other payments or income received by Borrower in connection with any other extraordinary event, including payments or income contemplated by Section 6.6.1(b), (iv) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (v) refunds and uncollectible accounts, (vi) sales of furniture, fixtures and equipment, (vii) Insurance Proceeds (other than business or rental interruption or other loss of income insurance applicable to the period under consideration (including Insurance Proceeds that Lender elects to treat as business or rental interruption Insurance Proceeds pursuant to Section 5.2.3)), (viii) Awards, (ix) security deposits, utility and other similar deposits, (x) any disbursements to Borrower from the Reserve Funds, and (xi) interest on credit accounts.
“Pro Forma Net Cash Flow” shall mean, as of any date of determination by Lender, (i) Pro Forma Gross Revenue, less (ii)(a) Adjusted Operating Expenses and (b) Capital Expenditures for the succeeding twelve (12) month period as determined by Lender.
“Property” shall mean, as applicable, the Manor Property or the Clinton Property and collectively, the “Properties”.
“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, DBRS, Inc. and Morningstar Credit Ratings, LLC or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.
“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion; provided, however, if (i) a Securitization has not occurred or (ii) a Securitization has occurred but any Rating Agency, within the period of time provided in the Securitization’s pooling and servicing agreement (or similar agreement), has not responded to the request for a Rating Agency Confirmation or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then, Lender’s written approval shall be required in lieu of a Rating Agency Confirmation from such Rating Agency, which such approval shall be based on Lender’s good faith determination of whether such Rating Agency would issue a Rating Agency Confirmation (unless Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement, in which case the discretion afforded to Lender in connection with such independent approval right shall apply instead).
“Reinvestment Yield” shall mean, as of any Tender Date, an amount equal to the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the Stated Maturity Date, or if no such U.S. Obligations issue is available, then the interpolated yield on the two (2) U.S. Obligations issues (primary issues) with maturity dates (one (1) prior to and one (1) following) that are closest to the Stated Maturity Date or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the Debt, or if no such U.S. Obligations are available, then the interpolated yield on the two (2) U.S. Obligations issues (primary issues) with terms (one (1) prior to and one (1) following) that are closest to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the Tender Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or any interest therein.
“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Properties and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Properties or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds. For avoidance of doubt, Rents shall not include revenue from the sale or lease of manufactured homes sold or leased by Manager, Sun Guarantor, or an Affiliate of Manager or Sun Guarantor.
“Required Repairs” shall have the meaning set forth in Section 4.1.21.
“Reserve Disbursement Conditions” shall mean (i) Borrower shall have submitted a request for payment to Lender at least ten (10) days prior to the date on which Borrower has requested such payment be made, which request specifies the Capital Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (iii) Lender shall have received (a) an Officer’s Certificate from Borrower (1) in the case of a requested disbursement of Capital Expenditure Funds, stating that the items to be funded by the requested disbursement are Approved Capital Expenditures, and a description thereof, (2) stating that all Approved Capital Expenditures at the Properties to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the Approved Capital Expenditures to be funded by the requested disbursement, (4) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work completed to date, (5) stating that the Capital Expenditures to be funded have not been the subject of a previous disbursement of Capital Expenditure Funds, (6) stating that all previous disbursements of Capital Expenditure Funds have been used to pay the previously identified Capital Expenditures, and (7) stating that all outstanding trade payables relating to such Capital Expenditures for work completed to date (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (b) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Capital Expenditures, and not previously delivered to Lender, (c) lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender’s option, a title search for the Property for which the request for payment has been made, indicating that such Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (e) at Lender’s option, if the cost of the Capital Expenditures exceeds $35,000.00, a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the Capital Expenditures, and (f) such other evidence as Lender shall reasonably request to demonstrate that the Approved Capital Expenditures to be funded by the requested disbursement have been completed (in the case of Approved Capital Expenditures) and are paid for or will be paid upon such disbursement to Borrower.
“Reserve Funds” shall mean, collectively, all funds deposited by Borrower with Lender or Cash Management Bank pursuant to Article 6 of this Agreement, including, but not limited to, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Operating Expense Funds, the Excess Cash Flow Funds, any other escrow or reserve fund established by the Loan Documents and such other amounts deposited by or on behalf of Borrower with Lender as security for the Loan pursuant to the Loan Documents.
“Restoration” shall have the meaning set forth in Section 5.2.1.
“Restoration Threshold” shall mean three percent (3%) of the Outstanding Principal Balance.
“Retained Balance” shall have the meaning ascribed to such term in each of the Clearing Account Agreements.
“Rudgate Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, from Rudgate Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Rudgate Guarantor” shall mean, individually and collectively, as the context may require, Randall Orley and Gregg Orley, each an individual.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.
“Satisfactory Rudgate Replacement Guarantor” shall have the meaning set forth in Section 8.3(b).
“Satisfactory Sun Replacement Guarantor” shall have the meaning set forth in Section 8.3(c).
“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a).
“Securities” shall have the meaning set forth in Section 9.1(a).
“Securities Act” shall have the meaning set forth in Section 9.2(a).
“Securitization” shall have the meaning set forth in Section 9.1(a).
“Servicer” shall have the meaning set forth in Section 11.24.
“Servicing Agreement” shall have the meaning set forth in Section 11.24.
“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).
“Sole Member” shall mean collectively, (i) Rudgate Village Holdings, LLC, a Michigan limited liability company, the sole member of Manor Borrower, (ii) Rudgate Clinton Holdings, LLC, a Michigan limited liability company, the sole member of Clinton 1 Borrower and (iii) Rudgate Clinton Estates Holdings, LLC, a Michigan limited liability company, the sole member of Clinton 2 Borrower.
“State” shall mean the State or Commonwealth in which the Properties or any part thereof is located.
“Stated Maturity Date” shall mean December 6, 2022.
“Substitution” shall have the meaning set forth in Section 8.3.
“Sun Communities” shall mean Sun Communities, Inc.
“Sun Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, from Sun Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Sun Guarantor” shall mean Sun Communities Operating Limited Partnership.

“Sun Transferee” shall mean Sun Communities or Sun Guarantor or an Affiliate of Sun Communities or Sun Guarantor, including, without limitation, Mezzanine Lender.
“Survey” shall mean a survey of each Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.
“Sweep Event” shall mean (i) the occurrence of an Event of Default, (ii) the date on which the Debt Service Coverage Ratio for the prior twelve (12) month period is less than 1.10 to 1.00 for two (2) consecutive calendar quarters (provided such occurrence shall not in itself constitute an Event of Default hereunder), (iii) the occurrence of an event of default beyond applicable notice and cure periods under the Management Agreement, or (iv) Sun Communities becomes insolvent or a debtor in any Bankruptcy Action.
“Sweep Event Cure” shall mean:
(i)    with regard to any Sweep Event Period commenced in connection with clause (ii) of the definition of Sweep Event, upon the date that the Debt Service Coverage Ratio is equal to or greater than 1.15 to 1.00 for two (2) consecutive calendar quarters (provided that no other Sweep Event has occurred and is continuing); or
(ii)    with regard to any Sweep Event Period commenced in connection with clause (iii) of the definition of Sweep Event, upon either (A) the cure of such event of default under the Management Agreement and Lender’s receipt of satisfactory evidence that all such events of default have been cured and that the Management Agreement remains in full force and effect, or (B) the replacement of the applicable Manager pursuant to the terms and conditions of this Agreement and the other Loan Documents (provided that no other Sweep Event has occurred and is continuing).
“Sweep Event Period” shall mean that certain period commencing upon a Sweep Event and terminating upon a Sweep Event Cure, if any.
“Tax Account” shall have the meaning set forth in Section 6.3.1.
“Tax Funds” shall have the meaning set forth in Section 6.3.1.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against Properties or part thereof, together with all interest and penalties thereon.
“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Properties.
“Tender Date” shall mean the date of any prepayment of the Loan contemplated under Sections 2.4.1, 2.4.2 or 2.4.3 hereof.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.
“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Properties and insuring the Lien of each Mortgage.
“Transfer” shall have the meaning set forth in Section 4.2.1.
“Transferee’s Principals” shall mean, with respect to any proposed transferee, such transferee’s shareholders, partners, members or non-member managers that, directly or indirectly, (i) own ten percent (10%) or more of the legal, beneficial or economic interests in such Transferee or (ii) are in control of such Transferee. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” shall have a correlative meaning.
“Trustee” shall mean any trustee holding the Loan in a Securitization.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.
“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).
“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption or (ii) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization, (b) are then outstanding, and (c) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization.
“U.S. Person” shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state, commonwealth or district thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.
“Yield Maintenance Premium” shall mean, as of any Tender Date, an amount equal to the present value of a series of payments, each equal to the Payment Differential as of such Tender Date and payable on each Monthly Payment Date over the remaining original term of the Note until the Open Prepayment Date and on the Open Prepayment Date, discounted at the Reinvestment Yield as of such Tender Date for the number of months remaining from such Tender Date to each Monthly Payment Date until the Open Prepayment Date.

SCHEDULE III
SINGLE PURPOSE PROVISIONS

(a)    Borrower has not owned, does not own and will not own any asset or property other than (i) the Properties and (ii) incidental personal property necessary for the ownership, management, operation, leasing, improvement and development of the Properties.
(b)    Borrower has not engaged, does not engage, and will not engage in any business other than the ownership, management, operation, leasing, improvement and development of the Properties.
(c)    Except with respect to the Other Borrowers pursuant to the Loan Documents, Borrower has not entered and is not a party to and will not enter into or be a party to any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except in the ordinary course of business and on terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than any such party, which includes, without limitation, the Management Agreement.
(d)    Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt, (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount, with items (iii) and (iv) below, not exceeding three percent (3%) of the original principal amount of the Loan at any one time (for avoidance of doubt, security deposits made by Tenants at the Properties which are held by Borrower shall not be considered operational debt), (iii) real estate and personal property taxes and assessments in an aggregate amount, with items (ii) above and (iv) below, not exceeding three percent (3%) of the original principal amount of the Loan at any one time, and (iv) financing leases and purchase money indebtedness for personal property in an aggregate amount not exceeding two percent (2%) of the original principal amount of the Loan at any one time; provided that any Indebtedness incurred pursuant to subclause (ii) shall be (x) not more than sixty (60) days past due and (y) incurred in the ordinary course of business (the Indebtedness described in the foregoing clauses (i) and (ii) is referred to herein, collectively, as “Permitted Indebtedness”). No Indebtedness other than the Debt and the Indebtedness incurred pursuant to (iv) above may be secured (subordinate or pari passu) by the Properties.
(e)    Borrower has not made and will not make any loans or advances to any Person (including any Affiliate or constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates.
(f)    Borrower is and shall seek to remain solvent and Borrower has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, however, such obligations are subject to the following: (i) sufficient funds from operation of the Properties to maintain such solvency and pay such debts and liabilities; and (ii) the Sole Member of Borrower and the constituent members of

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the Sole Member shall not be required to make any additional capital contributions or loans to Borrower to maintain such solvency or to pay such debts and liabilities.
(g)    Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not (i) terminate or fail to comply in any material respect with the provisions of its organizational documents, or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the Rating Agencies have issued a Rating Agency Confirmation in connection therewith, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents unless specifically permitted under the Loan Documents.
(h)    Borrower has maintained and will maintain all of its accounts, books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower’s assets have not been and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates if (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person (other than the Other Borrowers with respect to the Loan), and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has and will file its own tax returns (to the extent Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person except if required by law or if it is a “disregarded entity” for tax purposes and files a tax return with its indirect owner that files a tax return. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.
(i)    Borrower has been and will be, and has held and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), has corrected and shall correct any known misunderstanding regarding its status as a separate entity, has conducted and shall conduct business in its own name, has not identified and shall not identify itself or any of its Affiliates as a division or part of the other, and has maintained and shall maintain and utilize separate stationery, invoices and checks bearing its own name.
(j)    Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, such obligations are subject to the following: (i) sufficient funds from operation of the Properties to maintain such solvency and pay such debts and liabilities; and (ii) Sole Member of the Borrower and the constituent members of the Sole Member shall not be required to make any additional capital contributions or loans to Borrower to maintain such solvency or to pay such debts and liabilities.
(k)    Neither Borrower nor any constituent party has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower in violation of this Agreement.

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(l)    Except with respect to the Other Borrowers in connection with Loan, Borrower has not commingled and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.
(m)    Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.
(n)    Except with respect to the Other Borrowers in connection with Loan, Borrower has not assumed or guaranteed or become obligated for the debts of any other Person and has not held itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person, and Borrower will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.
(o)    Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all the representations, warranties and covenants in Sections 3.1.24 and 4.1.15 and this Schedule III, and (ii) all the organizational documents of Borrower.
(p)    Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts; provided, however, Manager shall have independent access to the Clearing Account and operating accounts of Borrower.
(q)    Borrower has paid and shall pay the salaries of its own employees (if any) from its own funds and has and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.
(r)    Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.
(s)    Borrower has not, and without the unanimous consent of all of its members, partners, directors or managers (including the Independent Director) will not, take any action that might reasonably be expected to cause Borrower to become insolvent.
(t)    Borrower has allocated and will allocate fairly and reasonably any shared expenses, including shared office space.
(u)    Except in connection with the Loan or any prior mortgage financing that has been fully paid and discharged in full prior to the date hereof, Borrower has not pledged and will not pledge its assets for the benefit of any other Person.
(v)    Borrower either (i) has no, and will have no, obligation to indemnify its officers, directors, managers, members, shareholders or partners, as the case may be, or (ii) if it has any such obligation, such obligation is fully subordinated to the Debt and will not constitute a claim against

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Borrower if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.
(w)    Borrower will consider the interests of Borrower’s creditors in connection with all limited liability company or limited partnership actions.
(x)    Except as provided in the Loan Documents, Borrower has not and will not have any of its obligations guaranteed by any Affiliate.
(y)    Borrower’s organizational documents shall provide that there shall at all times be (and Borrower shall at all times cause there to be) at least one (1) duly appointed manager or member of the board of managers (an “Independent Director”) of Borrower:
(i)    who shall be a natural person who is provided by a nationally recognized professional service company;
(ii)    who shall have at least three (3) years prior employment experience as an independent director; and
(iii)    who shall not have been at the time of such individual’s appointment or at any time while serving as an Independent Director, and shall not have ever been (A) a stockholder, member, director or manager (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower or any Affiliate of Borrower or any direct or indirect equity holder of any of them; provided that the Independent Director may serve as the Independent Director for each Borrower, (B) a creditor, customer, supplier, service provider or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower, (C) a member of the immediate family of any such stockholder, member, director, manager, officer, employee, partner, attorney, counsel, creditor, customer, supplier, service provider or other Person, (D) a Person who is otherwise affiliated with Borrower or any Affiliate of Borrower or any direct or indirect equity holder of any of them or any such stockholder, member, director, manager, officer, employee, partner, attorney, counsel, creditor, customer, supplier, service provider or other Person, or (E) a Person controlling, controlled by or under common control with any of (A), (B), (C) or (D) above.
As used in this subsection (y), “nationally recognized professional service company” includes Corporation Services Company, CT Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company and Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of business. As used in this subsection (y), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” and “controlling” shall have a correlative meaning.

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(z)    Borrower’s organizational documents shall provide that as long as any portion of the Obligations remains outstanding:
(i)    the directors or managers of Borrower shall not take any action which, under Borrower’s certificate of formation or operating agreement, requires the unanimous affirmative vote of Borrower’s directors or managers unless at the time of such action there is at least one (1) Independent Director then serving in such capacity and the Independent Director has participated in such vote;
(ii)    no resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have executed a counterpart to Borrower’s operating agreement; provided, however, that no Independent Director shall resign or be removed, and no successor Independent Director shall be appointed unless Borrower provides Lender with at least fifteen (15) days prior written notice of any such proposed resignation or removal and the identity of any such successor Independent Director, together with a certification that such successor satisfies the requirements for an Independent Director set forth in this Schedule III;
(iii)    in the event of a vacancy in the position of Independent Director, the member of Borrower shall, subject to the preceding clause (ii), appoint a successor Independent Director as soon as practicable;
(iv)    to the fullest extent permitted by law and notwithstanding any duty existing at law or equity, the Independent Director shall consider only the interests of Borrower, including Lender and its other creditors, in acting or otherwise voting on the matters referred to in clauses (z)(vii)(C) or (z)(vii)(D) below of this Schedule III;
(v)    except for duties to Borrower as set forth in the immediately preceding clause (iv) (including duties to the member(s) of Borrower and Borrower’s creditors solely to the extent of their respective economic interests in Borrower but excluding (A) all other interests of the member(s) of Borrower, (B) the interests of other Affiliates of Borrower, and (C) the interests of any group of Affiliates of which Borrower is a part), the Independent Directors shall not have any fiduciary duties to the member(s) of Borrower or any other Person bound by Borrower’s operating agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;
(vi)    in exercising its rights and performing their duties under Borrower’s operating agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware; and
(vii)    Borrower will not:
(A)    dissolve, merge, liquidate or consolidate, except as provided in clause (z)(viii) below;

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(B)    except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;
(C)    amend its organizational documents with respect to the matters set forth in this Schedule III, without the consent of Lender and without the affirmative vote of its Independent Director; or
(D)    without the affirmative vote of its Independent Director and of all other directors or managers of Borrower, take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.
(viii)    Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act;
(ix)    upon the occurrence of any event that causes the last remaining member of Borrower or the sole member of Borrower (in each case, the “Final Member”) to cease to be a member of Borrower (other than (A) upon an assignment by Final Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (B) the resignation of Final Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (1) to continue the existence of Borrower and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower;
(x)    the bankruptcy of Final Member or a special member of Borrower shall not cause Final Member or such special member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution;
(xi)    in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and

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(xii)    to the fullest extent permitted by law, each of Final Member and the special members of Borrower shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.
Notwithstanding anything contained in this Schedule III, or Sections 3.1.24 or 4.1.15 of the Loan Agreement to the contrary, whether express or implied, Lender and Borrower agree that the following operations and activities of Borrower and its Affiliates shall not be considered a violation of any obligation set forth in this Schedule III or Sections 3.1.24 or 4.1.15 of the Loan Agreement: (i) Borrower offering services to residents of the Property through its Affiliates or other third parties for which fees and charges may be collected by Borrower or its Affiliate and paid to such Affiliate or third party, which may include, without limitation, cable and internet services, landscaping, snow removal, and lease or sale of manufactured homes (for cash or pursuant to an installment agreement), provided that such Affiliates do not conduct their business in the name of the Borrower and that any agreements between the Borrower and its Affiliates relating to such services are on commercially reasonable terms similar to those of an arm’s-length transaction and provided further that leases entered into after the date hereof and sales materials with respect to the sale or lease of manufactured homes will disclose that such Borrower’s Affiliate or such third parties are the lessor or seller, as the case may be, and disclaim any responsibility or liability on the part of Borrower; (ii) provided no Cash Management Period is then in effect, causing all gross revenue, whether cash, cash equivalents or similar assets, to be transferred from the Clearing Account to an account maintained by Borrower, Manager or Sun Communities for the purpose of paying expenses of the Borrower or causing Sun Communities to pay such expenses on behalf of the Borrower (provided that such Manager will separately account for such amounts for Borrower), and subject to the provisions of the applicable Borrower’s organizational documents, distributing such remaining cash to the Borrower or at the direction of the Borrower (which may be contained in the Management Agreement), to any other of the Borrower’s Affiliates, and in any case, distributing such remaining cash that does not belong to Borrower promptly to such entities; (iii) paying all payables, debts and other liabilities arising from or in connection with the operation of the Properties from an account maintained for the Borrower, or causing Manager or Sun Communities to pay such liabilities on behalf of Borrower after receipt of distributions from the Clearing Account (provided that Manager will separately account for all such amounts for Borrower); (iv) subject to the provisions of the applicable Borrower’s organizational documents, Manager using ancillary assets in connection with the operation of the Property held in the name of Sun Guarantor, Manager, Sun Communities or any of their Affiliates, such as vehicles and office and maintenance equipment; (v) treating the Property as part of and within the portfolio of manufactured housing communities owned or managed by Sun Guarantor for marketing and promotion purposes and for providing information and reports to the public, including a common website, or as required by any Legal Requirements; provided, however, that each Borrower shall conduct business in its own name or its assumed or trade name; and (vi) allocating general overhead and administrative costs incurred by Manager to the Borrower in a fair and equitable manner pursuant to the relevant Management Agreement.

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